UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039

March 15, 2011

Dear Shareholder:

        You are cordially invited to attend the 2011 annual meeting of shareholders. The meeting will be held on Thursday, May 5, 2011, beginning at 9:00 a.m. Central Daylight Time, at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. A map showing the meeting location is included for your convenience on the back page of this booklet.

        Information about the meeting is presented on the following pages. In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and respond to shareholder questions.

        We are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders primarily over the Internet. We believe that this process expedites shareholders' receipt of proxy materials, lowers the costs of the annual meeting and helps to conserve natural resources. On or about March 15, 2011, we will begin mailing our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report and how to vote online. The Notice will also include instructions on how to request a paper copy of the proxy materials, including the notice of annual meeting, proxy statement, annual report and proxy card.

        Whether or not you plan to attend the meeting, your vote is important and we encourage you to review our proxy materials and promptly cast your vote using the instructions provided in the Notice. You may vote your shares over the Internet or via a toll-free telephone number. Alternatively, if you request or receive a paper copy of the proxy materials by mail, you may vote over the Internet, you may vote by telephone, or you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained in the Notice or proxy card.

        Thank you for your continued support of Fluor Corporation. I look forward to seeing you on May 5th, when I will welcome you for the first time as Fluor's Chief Executive Officer and a member of the Board of Directors.

Sincerely,

David T. Seaton Chief Executive Officer

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2011

        The annual meeting of shareholders of Fluor Corporation will be held at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, on Thursday, May 5, 2011, at 9:00 a.m. Central Daylight Time. At the meeting, our shareholders will consider and vote on the following matters:

  1.
  The election of three Class III directors named in the proxy statement to serve until the 2014 annual meeting of shareholders and until their respective successors are elected and qualified.

  2.
  An advisory vote on the company's executive compensation.

  3.
  An advisory vote on the frequency of shareholder advisory votes on the company's executive compensation.

  4.
  The amendment of our Amended and Restated Certificate of Incorporation to declassify the Board of Directors.

  5.
  The amendment of our Amended and Restated Certificate of Incorporation to remove and replace the supermajority voting provisions.

  6.
  The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011.

  7.
  Such other matters as may be properly presented at the meeting or any adjournment thereof.

        All shareholders of record at the close of business on March 10, 2011 are entitled to receive notice of and to vote at the meeting. Shareholders are cordially invited to attend the meeting in person; however, regardless of whether you plan to attend the meeting in person, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials (the "Notice") as promptly as possible. Alternatively, if you wish to receive paper copies of your proxy materials, including the proxy card, please follow the instructions in the Notice. Once you receive paper copies of your proxy materials, please complete, sign, date and promptly return the proxy card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card to authorize the voting of your shares over the Internet or by telephone. Your prompt response is necessary to ensure that your shares are represented at the meeting.

By Order of the Board of Directors

Carlos M. Hernandez Senior Vice President, Chief Legal Officer and Secretary
March 15, 2011 Irving, Texas

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2011: This proxy statement and the company's 2010 Annual Report to Shareholders are available at www.proxyvote.com.

FLUOR CORPORATION

PROXY STATEMENT

March 15, 2011

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation (the "company" or "Fluor") of your proxy for use at the annual meeting of shareholders to be held at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, on Thursday, May 5, 2011, at 9:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof (the "Annual Meeting").

        The current mailing address of the principal executive offices of Fluor Corporation is 6700 Las Colinas Boulevard, Irving, Texas 75039. Please direct any communications to this mailing address.

Internet Availability of Proxy Materials

        As permitted by U.S. Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process will expedite shareholders' receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. On or about March 15, 2011, we will begin mailing to each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Voting Instructions

        If you own your shares of common stock of record or you hold shares in a Fluor or Fluor subsidiary's retirement plan participant account, you may authorize the voting of your shares over the Internet at www.proxyvote.com or telephonically by calling 1-800-690-6903 and by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you may also authorize the voting of your shares by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on

May 4, 2011, except with respect to shares held in company retirement plans, which, as discussed below, must be received by 5:59 p.m. Eastern Daylight Time on May 3, 2011 to be voted by the trustee.

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote online, or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

        On March 10, 2011, the company had 176,830,353 shares of common stock outstanding. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Fluor common stock on the record date will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (broker-held shares for which the brokers have not received voting instructions from clients and with respect to which the brokers do not have discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

        Shareholders have one vote for each share of Fluor common stock owned by them as of the close of business on March 10, 2011, the record date, with respect to all business of the meeting. Each director nominee receiving the majority of votes cast (number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted in the determination of votes cast, and thus do not have an effect on the outcome of voting for directors. The New York Stock Exchange rules no longer grant brokers discretionary authority to vote in the election of directors. Therefore, if you hold your shares of company common stock in street name and do not provide voting instructions to your broker, your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted in the election of directors. Please follow the instructions set forth in the Notice.

        With respect to the advisory vote on executive compensation, the advisory vote on the frequency of advisory votes on executive compensation and the ratification of the independent auditors, the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required. Abstentions have the same effect as a vote against these proposals, and broker non-votes will have no effect on the outcome of the proposals. Each of these votes is advisory, and the Board will give consideration to the voting results.

        With respect to the amendments to the Amended and Restated Certificate of Incorporation to declassify the Board and to remove and replace the supermajority voting provisions, the affirmative vote of the holders of 80% of the total voting power of all outstanding shares of voting stock is required. Abstentions and broker non-votes have the same effect as a vote against these proposals.

        For shares other than shares held in the Fluor retirement plans, if you properly submit a proxy without giving specific voting instructions, the proxyholders named therein will vote in accordance with the recommendation of the Board of Directors (1) FOR the election of the three director nominees listed below, (2) FOR the approval of the advisory resolution on executive compensation, (3) FOR the amendment of our Amended and Restated Certificate of Incorporation to declassify the Board, (4) FOR the amendment of our Amended and Restated Certificate of Incorporation to remove and replace the supermajority voting provisions and (5) FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2011. If no voting instructions are given with respect to the advisory vote on the frequency of shareholder advisory votes on the company's executive compensation, your shares will not be voted on that matter. As to any other business that may properly come before the meeting, the proxyholders will vote in accordance with their best judgment, although the company does not presently know of any other business. For shares held of record, you may revoke your proxy by submitting a later-dated vote in person at the annual meeting, via the Internet, by telephone or by delivering written notice to the Secretary of the company at any time prior to 24 hours before the commencement of the Annual Meeting. If the shares you own are held in "street name" by a bank or brokerage firm, you should contact your bank or brokerage firm if you wish to revoke previously given voting instructions.

        For shares held in the company retirement plans, voting instructions (and any revocation of voting instructions) must be received by 5:59 p.m. Eastern Daylight Time on May 3, 2011, in order for the trustee to vote your shares in accordance with your instructions. If your voting instructions are not received by 5:59 p.m. Eastern Daylight Time on May 3, 2011, or if you do not provide properly completed and executed voting instructions, any shares you hold in the company retirement plans will be voted by the trustee in favor of the three nominees for director, and in proportion to the manner in which the other company retirement plan participants vote their shares with respect to the other proposals.

ELECTION OF DIRECTORS

Proposal 1

        In accordance with the company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which currently provide for a "classified" board, three Class III directors, Peter J. Fluor, Joseph W. Prueher and Suzanne H. Woolsey, have been nominated for election at the Annual Meeting to serve a three-year term expiring at the annual meeting in 2014 and until their respective successors are elected and qualified.

        Each of the three nominees listed above has agreed to serve as a director of the company if elected. The company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees decline or are unable to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

        Under the standard applicable to the company's director elections, a director must receive the affirmative vote of a majority of the votes cast; except that directors shall be elected by a plurality of the votes cast if as of the record date for such meeting the number of director nominees exceeds the number of directors to be elected (a situation we do not anticipate). A majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee. If an incumbent director is not re-elected, the Governance Committee will consider his or her contingent resignation given prior to the meeting and make a recommendation to the Board on whether to accept or reject the resignation. The Board will then publicly announce its decision regarding whether to accept the resignation and, if not, the reasons why.

Biographical Information, including Experience, Qualifications, Attributes and Skills

        The following biographical information is furnished with respect to each of the three nominees for election at the Annual Meeting and each of the Class I and Class II directors whose terms will continue after the Annual Meeting. The information presented includes information each director has given us about his or her age, all positions he or she holds with the company, his or her principal occupation and business experience for at least the past five years, and the names of other public companies of which he or she currently serves or has served as a director in the last five years. Directors are shown as serving from the dates of their original elections to the Board of Directors of Fluor prior to its reverse spin-off transaction in November 30, 2000 wherein Fluor's coal segment was separated from Fluor's other businesses and became Massey Energy Company.

        As discussed further below under "Corporate Governance—Consideration of Director Nominees," the Governance Committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required of members of the Board in the context of the current make-up of the Board. The company's directors have experience with businesses that operate in industries in which the company operates, such as oil and gas and government contracting, or have particular skills that are beneficial to the company's business, such as knowledge of financial matters, risk oversight, compliance and familiarity with non-U.S. markets. The following information highlights the specific experience, qualifications, attributes and skills that our individual directors possess which have led the Governance Committee to conclude that each such individual should continue to serve on the company's Board.

        Prior to re-nominating Admiral Prueher, the Governance Committee considered his membership on the board of directors of Merrill Lynch prior to and at the time of its acquisition by Bank of

America. We note that Admiral Prueher was not a member of Merrill Lynch's finance committee, which was the committee delegated with risk oversight. In addition, Admiral Prueher has been a distinguished member of our Board since 2003. The Governance Committee affirmed the benefits to our Board of his membership and chose to re-nominate him as a director.

Class III Director Nominees

PETER J. FLUOR, age 63.
Director since 1984; Lead Independent Director since February 2003; Chair of the Organization and Compensation Committee and member of the Executive and Governance Committees.
Chairman and Chief Executive Officer of Texas Crude Energy, Inc., an international oil and gas exploration and production company, since 2001; President and Chief Executive Officer of Texas Crude Energy from 1980-2001; joined Texas Crude Energy in 1972.
Mr. Fluor is also a director of Anadarko Petroleum Corporation (The Woodlands, Texas) and Cameron International Corporation (Houston, Texas). He has also served as a director of Devon Energy Corporation (Oklahoma City, Oklahoma) in the last five years.
Mr. Fluor has more than 39 years of executive experience in the energy industry, most recently as Chairman and Chief Executive Officer of Texas Crude Energy, Inc. His vast knowledge of the global oil and gas industry and his experience managing international businesses, together with his unique heritage and understanding of our company's legacy, make him an invaluable asset to our Board. Mr. Fluor is our longest serving board member, providing 26 consecutive years of board experience, with extensive knowledge of our business operations, clients and executives.

JOSEPH W. PRUEHER, age 68.
Director since 2003; member of the Governance and Organization and Compensation Committees.
Schlesinger Professor, University of Virginia, since 2009; Consulting Professor and Senior Advisor, Stanford University, since 2001; U.S. Ambassador to the People's Republic of China from 1999 to 2001; and Admiral, U.S. Navy (Retired), Commander-in-Chief of U.S. Pacific Command from 1996 to 1999.
Admiral Prueher is also a director of Emerson Electric Co. (St. Louis, Missouri) and Amerigroup Corporation (Virginia Beach, Virginia). He has also served as a director of DynCorp International Inc. (Falls Church, Virginia), Merrill Lynch & Co., Inc. (New York, New York), Bank of America Corporation (New York, New York) and The Wornick Company, a wholly-owned subsidiary of TWC Holding LLC (Cincinnati, Ohio) in the last five years.

Admiral Prueher has more than 40 years of experience in dealing with military, security, foreign policy and global business matters. He brings to the Board an international, informed and seasoned set of perspectives, a well-developed engineering background, and extensive expertise and insights on Asia and the Pacific and business dealings with the U.S. government. Admiral Prueher strengthens our Board's ability to provide meaningful oversight and strategic guidance with regard to global operations, especially in relation to our Government business.

SUZANNE H. WOOLSEY, age 69.
Director since 2004; member of the Audit and Governance Committees.
Formerly Chief Communications Officer (from 2000 to 2003) and Chief Operating Officer (from 1993 to 2000) of The National Academies, an independent, federally chartered policy institution that acts as an advisor to the nation on science, engineering and medicine.
Dr. Woolsey is also a director of Invesco Van Kampen closed-end funds and a former trustee of the mutual funds distributed by Van Kampen Funds, Inc. (Oakbrook Terrace, Illinois).
Dr. Woolsey's broad range of experience in public policy, corporate and not-for-profit governance, operations and communications brings an informed perspective to the Board. Her years of working in the U.S. government (where, among other things, as a senior staff member of the Office of Management and Budget, she oversaw a significant portion of the Federal budget), as a consulting partner for Coopers & Lybrand and as COO of The National Academies of Sciences and Engineering give her a deep understanding of financial management, organizational governance and project management that allows her to provide valued contributions to the Board.

Class I Directors—Term Expires 2012

PETER K. BARKER, age 62.
Director since 2007; member of the Audit and Governance Committees.
California Chairman of JPMorgan Chase & Co., a global financial services firm, since September 2009; Partner at Goldman Sachs & Co. until his retirement in May 2002; joined Goldman Sachs & Co. in November 1971.
Mr. Barker is also a director of Avery Dennison Corporation (Pasadena, California). He has also served as a director of GSC Investment Corp. (New York, New York) in the last five years.
Mr. Barker's vast experience in international financial and banking matters at JPMorgan Chase & Co. and Goldman Sachs make him a valued member of our Board and Audit Committee. His almost 40 years of experience allow him to share insights with the Board on matters such as capital structure, mergers, acquisitions, financings and strategic planning as well as with regard to general business trends, accounting and financial matters.

ALAN L. BOECKMANN, age 62.
Director since 2001; Non-executive Chairman of the Board and Chair of the Executive Committee.
Chief Executive Officer of Fluor from February 2002 until his retirement from the position in February 2011; joined Fluor in 1979 with previous service from 1974 to 1977.
Mr. Boeckmann is also a director of BHP Billiton (Melbourne, Australia) and Sempra Energy (San Diego, California). He has also served as a director of Archer Daniels Midland Company (Decatur, Illinois) and Burlington Northern Santa Fe Corporation (Fort Worth, Texas) in the last five years.
Mr. Boeckmann's experience as former Chief Executive Officer of Fluor Corporation and his 36 years of experience with the company give him a deep knowledge of the company's challenges, opportunities and operations. Additionally, his service as a director of other global public companies allows him to bring a diverse knowledge of strategy, finance and operations to our Board.

DEAN R. O'HARE, age 68.
Director since 1997; Chair of the Governance Committee and member of the Executive and Audit Committees.
Chairman and Chief Executive Officer of The Chubb Corporation, the holding company for the Chubb Group of Insurance Companies, from June 1988 until his retirement in December 2002; joined The Chubb Corporation in 1963.
Mr. O'Hare is also a director of H.J. Heinz Company (Pittsburgh, Pennsylvania) and AGL Resources, Inc. (Atlanta, Georgia).
Mr. O'Hare's experience as the Chief Executive Officer of The Chubb Corporation, a global insurance company in the Fortune 500, contributes significantly to our Board's discussions of risk oversight, financial matters and international operations. His 40 years of experience with products that assist clients in managing exposure and minimizing risks allow him to provide insight to the Board on risk management, strategy and global operations. Additionally, his role as a director of other global companies brings diverse knowledge to our Board.

DAVID T. SEATON, age 49.
Director since February 2011.
Chief Executive Officer of Fluor since February 2011; Chief Operating Officer from November 2009 to February 2011; Senior Group President, Energy and Chemicals, Power and Government from March 2009 to November 2009; Group President, Energy & Chemicals from March 2007 to March 2009; Group Executive from September 2005 to March 2007; joined Fluor in 1985.
Mr. Seaton is also a director of The Mosaic Company (Plymouth, Minnesota).
Mr. Seaton, the company's Chief Executive Officer, brings to the Board extensive leadership experience with, and knowledge of, the company's business and strategy, particularly in the energy and chemicals markets. He has worked (and lived) in many Fluor locations, including the Middle East, and provides insight to the Board on the company's global operations. Additionally, his 26 years of service with the company provide the Board with a historical perspective on the company's growth and operations.

Class II Directors—Term Expires 2013

ROSEMARY T. BERKERY, age 57.
Director since 2010; member of the Governance Committee.
Vice Chairman of UBS Wealth Management Americas and Chairman of UBS Bank USA, a wealth management banking business, since March 2010. Former Vice Chairman, Executive Vice President and General Counsel of Merrill Lynch & Co., Inc., an international securities and banking business, from October 2001 to December 2008; joined Merrill Lynch & Co., Inc. in 1983.
Ms. Berkery's broad range of experience in legal, financial and business matters make her a valued addition to the company's Board. Her 30+ years in the legal field, both in private practice and in-house, with prior experience managing more than 900 members of a legal and compliance team for a global operation, make her an excellent resource to the Board and the Governance Committee on legal and compliance matters.

JAMES T. HACKETT, age 57.
Director since 2001; member of the Governance and Organization and Compensation Committees.
Chairman (since January 2006) and Chief Executive Officer (since December 2003) of Anadarko Petroleum Corporation, an independent oil and gas exploration and production company.
Mr. Hackett is also a director of Halliburton Company (Houston, Texas) and Anadarko Petroleum Corporation (The Woodlands, Texas). He has also served as a director of Temple-Inland, Inc. (Austin, Texas) in the last five years.
Mr. Hackett has extensive knowledge of the global oil and gas industry based on his experience as Chairman and Chief Executive Officer of Anadarko Petroleum Corporation, former Chairman and Chief Executive Officer of Ocean Energy and former President and Chief Operating Officer of Devon Energy. His several decades of executive experience, as well as his experience serving on other public company boards, enable him to provide respected financial guidance, as well as perspective about the ever-evolving energy market from which we derive a substantial portion of our revenues.

KENT KRESA, age 72.
Director since 2003; Chairman of the Audit Committee and member of the Executive and Organization and Compensation Committees.
Chairman Emeritus of Northrop Grumman Corporation, a global defense company, since September 2003; formerly Chairman and Chief Executive Officer of Northrop Grumman Corporation from 1990 until April 2003.
Mr. Kresa is also a director of MannKind Corporation (Valencia, California). He has also served as a director of Avery Dennison Corporation (Pasadena, California) and General Motors Corporation (Detroit, Michigan) in the last five years.
Mr. Kresa's experience as the former Chairman and Chief Executive Officer of the major defense contractor, Northrop Grumman Corporation, provides him with extensive knowledge of financial and accounting matters for complex global organizations as well as a thorough understanding of the intricacies of government contracting. Additionally, his role as a director of other global companies brings diverse knowledge to our Board. These skills provide our Board with special insight on matters relating to our financial reporting requirements as well as those affecting our Government business.

NADER H. SULTAN, age 62.
Director since 2009; member of the Audit and Governance Committees.
Senior Partner in F&N Consultancy, a firm specializing in high level strategic advice related to the energy industry, since September 2004. Former Chief Executive Officer of Kuwait Petroleum Corporation.
Mr. Sultan is also the non-executive chairman of Ikarus Petroleum Holdings in Kuwait.
Mr. Sultan brings great insight and high-level strategic contributions to the Board as a result of his more than 40 years of experience in the international energy business, most recently as a chief executive officer running a national oil company in the Middle East. He provides a valued global perspective with regard to national oil companies and the Middle East in terms of business operations, politics and culture. His opinions and understanding of the Middle East region are important since it is an area in which we are expanding our business presence and from which we have derived and are continuing to derive a portion of our revenues.

Board Recommendation

        The Board of Directors recommends a vote FOR the election of Peter J. Fluor, Joseph W. Prueher and Suzanne H. Woolsey.

CORPORATE GOVERNANCE

General

        The company has long believed that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will ensure that the company is managed for the long-term benefit of its shareholders. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various commentators on corporate governance and the practices of other public companies.

        Specifically, in 2010, our Board reviewed its current structure as well as voting standards for approval of certain matters by our shareholders. In early 2010, the Board amended the company's Amended and Restated Bylaws to eliminate the presumption that the Chairman of the Board and Chief Executive Officer positions are always combined. In December 2010, the Board voted to submit for shareholder approval two sets of amendments to our Amended and Restated Certificate of Incorporation—one declassifying the Board and another removing and replacing the supermajority voting requirements in our Certificate of Incorporation. The Board believes that these changes promote good corporate governance and are consistent with the interests of our shareholders.

        In addition, in late 2010, our Board reviewed all committee charters and amended the charters for our Audit, Governance and Organization and Compensation Committees as well as the company's Corporate Governance Guidelines and also approved an updated Code of Business Conduct and Ethics for Fluor employees. You can access our current committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics for Members of the Board of Directors, as well as other information regarding our corporate governance practices, in the governance section of our website at www.fluor.com under "Sustainability." Our Code of Business Conduct and Ethics for Fluor employees can be found in the ethics and compliance section of our website under "Sustainability."

Determination of Independence of Directors

        Under New York Stock Exchange rules and our Corporate Governance Guidelines, a director of the company qualifies as "independent" only if the Board of Directors affirmatively determines that the director has no material relationship with the company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the company). A relationship is "material" if, in the judgment of the Board, the relationship would interfere with the director's independent judgment.

        Under standards adopted by the Board, a director is not independent if any of the following relationships exist:

  •
  The director is, or has been within the last three years, an employee of Fluor, or an immediate family member is, or has been within the last three years, an executive officer, of Fluor.

  •
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Fluor, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, however, that compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer need not be considered in determining independence under this test. Additionally, compensation received by an immediate family member for service as an employee of Fluor (other than as an executive officer) need not be considered in determining independence under this test.

  •
  (A) The director is a current partner or employee of a firm that is Fluor's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who personally works on Fluor's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Fluor's audit within that time.

  •
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Fluor's present executive officers at the same time serves or served on that company's compensation committee.

  •
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Fluor for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  •
  The director (or his or her spouse) is an executive officer or a member of the board of directors of a non-profit organization that the company or the Fluor Foundation made charitable contributions to in a single year in excess of the greater of 2% of such charitable organization's consolidated gross revenues or $100,000, excluding any matching gifts made by the Fluor Foundation in connection with donations by Fluor employees or directors.

        Pursuant to the Corporate Governance Guidelines, the Board of Directors undertook its annual review of director independence in February 2011. During this review, the Board considered transactions and relationships between each director (including any member of his or her immediate family) and the company and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions" below. In making independence determinations, the Board considered each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship. As provided in our Corporate Governance Guidelines, the purpose of this review is to determine whether any such relationships or transactions would interfere with the director's independent judgment, and therefore be inconsistent with a determination that the director is independent.

        The Board determined that Mr. Seaton is not independent under the New York Stock Exchange listing standards and our Corporate Governance Guidelines because of his employment as the Chief Executive Officer of the company. Similarly, the Board determined that Mr. Boeckmann is not independent because of his former employment as Chief Executive Officer of the company.

        When assessing the independence of the other directors, the Board reviewed all payments made to or received by any entity, within the last three fiscal years, for which those Board members serves as either an employee or board member or an immediate family member serves as an executive officer. Specifically, the Board considered that Mr. Barker is an employee of JP Morgan Chase & Co., and Ms. Berkery is an employee of UBS Wealth Management Americas and UBS Bank USA, and the company did business with both entities or their affiliates during the last three years. Neither Mr. Barker nor Ms. Berkery is an executive officer of the entity for which they work. The Board also considered payments to a law firm at which Mr. Barker's brother is a partner, and payments to a tax consulting firm at which Ms. Berkery's brother is a partner. Neither Mr. Barker's brother nor Ms. Berkery's brother personally provide services to the company. Finally, the Board considered that certain directors (Mr. Barker, Mr. Fluor, Mr. Kresa, Mr. O'Hare, Admiral Prueher and Dr. Woolsey) are board members of entities that did business with the company in 2010, 2009 and/or 2008. In each case noted above, the payments to or from any of the foregoing entities did not exceed the greater of

$1 million or 2% of such other entity's consolidated gross revenues for any one of the last three fiscal years, and therefore fell below the thresholds of the company's independence standards disclosed above.

        In addition, the Board reviewed charitable contributions made to non-profit organizations for which those Board members (or their respective spouses) serve as an employee or on the board of directors. Specifically, the Board considered that certain directors and/or their family members (Dr. Adesida, Mr. Barker, Mr. Fluor, Mr. Hackett, Mr. Kresa, Mr. O'Hare, Admiral Prueher and Dr. Woolsey) are affiliated with non-profit organizations that received contributions from the company in 2010, 2009 and/or 2008. No organization received contributions in a single year which exceeded the greater of 2% of such charitable organization's consolidated gross revenues or $100,000; and therefore these contributions fell below the thresholds of the company's independence standards discussed above. In fact, no organization received a contribution in excess of $30,000 in any one year.

        Finally, the Board reviewed the employment of J. Robert Fluor, II, the brother of Mr. Peter Fluor. Mr. J. Robert Fluor II is employed by a subsidiary of the company to provide community relations support. He does not have policy-making authority and is, therefore, not an executive officer for purposes of the independence standards discussed above.

        As a result of this review, the Board affirmatively determined that the following directors, including each of those directors standing for election at the Annual Meeting, are independent of the company and its management under New York Stock Exchange listing standards and the standards set forth in the Corporate Governance Guidelines: Dr. Adesida, Mr. Barker, Ms. Berkery, Mr. Fluor, Mr. Hackett, Mr. Kresa, Mr. O'Hare, Admiral Prueher, Mr. Sultan and Dr. Woolsey. The Board also determined that each of the members of the Audit, Governance and Organization and Compensation Committees has no material relationship with Fluor and is independent within the meaning of Fluor's director independence standards and New York Stock Exchange listing standards for such committee.

Board Leadership

        The Chairman of the company's Board is elected by the Board on an annual basis. Currently, the positions of Chairman of the Board and Chief Executive Officer of the company are held by separate individuals, with Mr. Seaton serving as Chief Executive Officer and Mr. Boeckmann, the company's former Chief Executive Officer, serving as non-executive Chairman of the Board. The Board believes that at the current time this structure is best for the company, as it allows Mr. Seaton to focus on the company's strategy, business and operations, while enabling Mr. Boeckmann to assist with Board matters and serve as a liason between the Board and the company's senior management, headed by Mr. Seaton. This structure also allows the Board to benefit from Mr. Boeckmann's prior experience and knowledge of the company's business and affairs.

        In his role as Chairman of the Board, Mr. Boeckmann presides over Board meetings, provides input on the agenda for each Board meeting, meets with the Chief Executive Officer to receive reports on the operation of the company and performs such other duties as the Board may request from time to time. Even though the roles of Chairman and Chief Executive Officer are currently held by different individuals, the Board does not believe that a formal policy separating the two positions is necessary or desirable and the two positions might be held by the same individual in the future if circumstances were to make combining the two roles desirable. However, the company has also established a lead independent director position, as it believes that the role of Lead Independent Director is a useful one in promoting good Board governance when the company has a non-independent Chairman. As discussed below, the Lead Independent Director is elected every three years, and his or her duties are closely aligned with the role of an independent, non-executive chairman.

Lead Independent Director

        To provide for independent leadership, in 2003, the Board created the position of Lead Independent Director, whose primary responsibility is to preside over and set the agenda for all executive sessions of the Board in which management directors and other members of management do not participate. The Lead Independent Director also approves agendas and schedules for meetings of the Board and information sent to the Board, chairs Board meetings in the Chairman's absence, acts as a liaison between the independent directors and the Chairman, provides guidance on the director orientation process for new Board members, consults and communicates with shareholders, as appropriate, and monitors communications to the Board from shareholders and other interested parties. In 2009, the independent members of the Board designated Mr. Peter J. Fluor to serve in this position for a three-year term that expires in February 2012.

Consideration of Director Nominees

  Shareholder Recommendations

        The policy of the Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under "—Identifying and Evaluating Nominees for Director." In evaluating those recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "—Director Qualifications and Diversity" below. Any shareholder wishing to recommend a candidate for consideration by the Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. This information should be addressed to Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. In addition, our Amended and Restated Bylaws permit shareholders to nominate directors for consideration at an annual shareholder meeting. See "Additional Information—Advance Notice Procedures" on page 71 of this proxy statement, and Section 2.04 of our Amended and Restated Bylaws, which are included in the governance section of our website at www.fluor.com under "Sustainability."

  Director Qualifications and Diversity

        The Board of Directors believes that the Board, as a whole, should include individuals with a diverse range of background and experience to give the Board both depth and breadth in the mix of skills represented for the benefit of our shareholders. As provided in our Corporate Governance Guidelines, while all directors should possess business acumen and must exercise sound judgment in their oversight of our operations, the Board endeavors to include in its overall composition an array of targeted skills that complement one another rather than requiring each director to possess the same skills, perspective and interests. Accordingly, the Board and Governance Committee consider the qualifications of directors and director nominees both individually and in the broader context of the Board's overall composition and the company's current and future needs.

        Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as nominees for director. The Governance Committee is responsible for reviewing with the Board on an annual basis (and as needed) the appropriate skills and characteristics required of

Board members in the context of the current make-up of the Board. This annual review takes into consideration issues of diversity of background (including gender, race, ethnicity and age), experience, qualifications, attributes and skills. Certain criteria that our Board looks for in a candidate include, among other things, an individual's business experience and skills, judgment, independence, integrity, reputation and international background, the individual's understanding of such areas as finance, marketing, regulation and public policy, whether the individual has the ability to commit sufficient time and attention to the activities of the Board and the absence of any potential conflicts with the company's interests. The Board assesses its effectiveness in achieving these goals in the course of assessing director candidates, which is an ongoing process.

  Identifying and Evaluating Nominees for Director

        The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through various means, including current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted shareholder recommendations for candidates for the Board. If a shareholder properly recommends an individual to the Governance Committee to serve as a director, all recommendations are aggregated and considered by the Governance Committee at a meeting prior to the issuance of the proxy statement for our Annual Meeting. Any materials provided by a shareholder in connection with the recommendation of a director candidate are forwarded to the Governance Committee, which will consider the recommended candidate in light of the director qualifications discussed above and the Board's existing composition. The Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a shareholder. In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

        In 2010, the company continued to employ Spencer Stuart, a professional search firm that researched and evaluated potential candidates for the Board. In 2010, Ms. Berkery was recommended for nomination as a board member by one of the Board's non-management directors.

Communications with the Board

        Individuals may communicate with the Board and individual directors by writing directly to the Board of Directors c/o Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Shareholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group may do so by writing directly to the Lead Independent Director c/o the Chief Legal Officer and Secretary at the above address. The Lead Independent Director will, with the assistance of Fluor's internal legal counsel, be primarily responsible for monitoring any such communication from shareholders and other interested parties to the Board, individual directors, the Lead Independent Director or the independent directors as a group, and provide copies or summaries of such communications to the other directors as he considers appropriate.

        Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to know. The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate.

Board of Directors Meetings and Committees

        During 2010, the Board held ten meetings, one of which was an extensive two-day strategic planning session. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which he or she served.

        As discussed earlier, the Lead Independent Director presides over all executive sessions of the independent directors. Executive sessions of independent directors must take place at least quarterly according to our Corporate Governance Guidelines. During 2010, five executive sessions of independent directors were held.

        A Board meeting immediately follows the Annual Meeting. The Board has a policy that directors attend the annual meeting of shareholders each year. All directors attended the 2010 annual meeting of shareholders.

        The standing committees of the Board consist of an Audit Committee, Executive Committee, Governance Committee and Organization and Compensation Committee. Each committee has a charter that has been approved by the Board. With the exception of the Executive Committee, each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Any recommended changes to the charters are then submitted to the Board for approval.

  Audit Committee

        The current members of the Audit Committee are Kent Kresa (Chair), Ilesanmi Adesida, Peter K. Barker, Dean R. O'Hare, Nader H. Sultan and Suzanne H. Woolsey. All current members qualify, and all members during 2010 qualified, as "independent" within the meaning of Securities and Exchange Commission regulations, the listing standards of the New York Stock Exchange and the company's Corporate Governance Guidelines. The Board has determined that each of Mr. Kresa, Mr. Barker and Mr. O'Hare qualify as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. None of the members of the Audit Committee serve on the audit committees of more than two other public companies.

        The Audit Committee held six meetings during 2010, one of which was to review the company's 2009 Annual Report, Form 10-K and proxy materials for the 2010 annual meeting. At the end of each of the four regular meetings of the Committee, the members of the Audit Committee met privately with the company's independent registered public accounting firm, the company's head of internal audit and other members of management, without the presence of any other company officers or personnel.

        The charter of the Audit Committee was amended in November 2010 and is available on the company's website at www.fluor.com under "Sustainability"—"Governance"—"Corporate Governance Documents." The functions of the Audit Committee and its activities during 2010 are described in the "Report of the Audit Committee" section of this proxy statement.

  Executive Committee

        When the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and listing standards of the New York Stock Exchange. The current members of the Executive Committee are Alan L. Boeckmann (Chair), Peter J. Fluor, Kent Kresa and Dean R. O'Hare.

  Governance Committee

        The current members of the Governance Committee are Dean R. O'Hare (Chair), Peter K. Barker, Rosemary T. Berkery, Peter J. Fluor, James T. Hackett, Joseph W. Prueher, Nader H. Sultan and Suzanne H. Woolsey. All current members qualify, and all members during 2010 qualified, as "independent" within the meaning of the listing standards of the New York Stock Exchange and the company's Corporate Governance Guidelines. During 2010, the Governance Committee held four meetings.

        The Governance Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  identify qualified candidates to be nominated for election to the Board and directors qualified to serve on the company's committees;

  •
  develop, review and evaluate background information for any candidates for the Board, including those recommended by shareholders, and make recommendations to the Board regarding such candidates. For information relating to nominations of directors by our shareholders, see "—Consideration of Director Nominees" above;

  •
  oversee the independence of the directors;

  •
  develop, implement, monitor and oversee policies and practices relating to corporate governance, including the company's Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors; and

  •
  oversee the annual evaluation of the Board and the committees of the Board.

        The Governance Committee has the ability, under its charter, to engage, retain and terminate the services of outside legal counsel, search firms and other advisors. In 2010, a third party search firm, Spencer Stuart, researched and provided recommendations regarding potential new directors.

        The charter of the Governance Committee was amended in November 2010 and February 2011 and is available on the company's website at www.fluor.com under "Sustainability"—"Governance"—"Corporate Governance Documents."

  Organization and Compensation Committee

        The current members of the Organization and Compensation Committee are Peter J. Fluor (Chair), Ilesanmi Adesida, James T. Hackett, Kent Kresa and Joseph W. Prueher. All current members qualify, and all members during 2010 qualified, as "independent" within the meaning of the listing standards of the New York Stock Exchange and the company's Corporate Governance Guidelines. The Organization and Compensation Committee held six meetings during 2010. Four of the six meetings included an executive session attended by the committee members and the committee's independent compensation advisor. The two meetings that did not have an executive session were teleconferences.

        The Organization and Compensation Committee has the ability under its charter to engage, retain and terminate the services of outside legal counsel, compensation consultants and other advisors. In 2010, the Organization and Compensation Committee again engaged Frederic W. Cook & Co., Inc. to serve as its independent compensation consultant and to advise the committee on all matters related to executive compensation. The compensation consultant conducts an annual review of the total compensation program for the Chief Executive Officer and other senior management reporting to him and, in doing so, completes a report benchmarking the senior executives against other executives with similar responsibilities in order to assist the Organization and Compensation Committee in making compensation decisions. The 2010 compensation review provided the committee with relevant market data and alternatives to consider when making compensation decisions in 2010 for the Chief Executive Officer and other senior management reporting to him. In addition, in 2010, the compensation consultant conducted a review of non-management director compensation and provided recommendations to the committee which were subsequently recommended to the Board for approval.

        In early 2011, the compensation consultant conducted a broad-based review of the company's compensation programs and policies and discussed its findings with the committee, indicating that the company's compensation programs do not encourage behaviors that would create material risk for the company. Frederic W. Cook & Co., Inc. also provided verbal advice to the Organization and Compensation Committee at the meetings, attended executive sessions of the committee to respond to questions, and had individual calls and meetings with the Chair of the committee to provide advice and perspective on executive compensation issues. Frederic W. Cook & Co., Inc. was engaged by, and reports directly to, the committee and does not perform any other services for the company.

        The Organization and Compensation Committee's primary responsibilities, which are discussed in detail within its charter, are to:

  •
  review and monitor the company's top level organizational structure and senior management succession planning and recommend the appointment of corporate officers and group executive officers of the company's principal operating units;

  •
  review and approve compensation strategy, set corporate goals and objectives relevant to the Chief Executive Officer, corporate officers and group executive officers, evaluate the achievement of these goals and set compensation levels;

  •
  establish the base salary, incentive compensation and other compensation for the company's Chief Executive Officer and review and approve the Chief Executive Officer's recommendations for senior management reporting to him; and

  •
  review the compensation for non-management directors.

        The Organization and Compensation Committee has the authority under its charter to delegate any portion of its responsibilities to a subcommittee denominated by it when appropriate, but did not do so in 2010.

        The charter of the Organization and Compensation Committee was amended in November 2010 and February 2011 and is available on the company's website at www.fluor.com under "Sustainability"—"Governance"—"Corporate Governance Documents."

        The responsibilities of our Organization and Compensation Committee and its activities during 2010 are further described in the "Compensation Discussion and Analysis" section of this proxy statement.

Certain Relationships and Related Transactions

        Peter J. Fluor, a member of our Board, is the brother of J. Robert Fluor, II, who is employed by a Fluor subsidiary to assist with ongoing community relations efforts. J. Robert Fluor, II does not perform a policy-making function and is, therefore, not an executive officer. During 2010, J. Robert Fluor, II earned total compensation of approximately $335,400 from the company. The Organization and Compensation Committee, of which Peter J. Fluor is the Chair, did not individually review or approve J. Robert Fluor, II's compensation.

        In February 2011, we agreed to sell one of our country club memberships to our non-executive Chairman, Alan Boeckmann. The membership was sold to Mr. Boeckmann for $250,000, the same price at which it could be purchased from the club.

Review and Approval of Transactions with Related Persons

        The company has adopted a written policy for approval of transactions to which the company is a party and the aggregate amount involved in the transaction will or may be expected to exceed $100,000 in any calendar year if any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members have or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

        The policy provides that the Governance Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. In addition, the Board has delegated authority to the Chair of the Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chair is provided to the full Governance Committee for its review in connection with each regularly scheduled Governance Committee meeting.

        The Governance Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include, but are not limited to:

  •
  employment of immediate family members of directors, director nominees, executive officers and greater-than-5% beneficial owners in non-executive positions with the company;

  •
  business transactions with other companies at which a related person's only relationship is as an employee (other than an executive officer) if the amount of business falls below the thresholds in the New York Stock Exchange's listing standards and the company's director independence standards; and

  •
  contributions to non-profit organizations at which a related person's only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization's consolidated gross annual revenues.

        At least annually, a summary of new transactions covered by the standing pre-approvals described above is provided to the Governance Committee for its review. In 2011, the transaction between the company and Mr. Boeckmann mentioned above under "Certain Relationships and Related Transactions" was pre-approved by the Chair of the Governance Committee; and a summary of the transaction was provided to the Governance Committee.

Risk Management Oversight

        As part of its oversight function, the Board monitors how management operates the company. When granting authority to management, approving strategies and receiving management reports, the Board considers, among other things, the risks and vulnerabilities the company faces. In addition, the Board discusses risks related to the company's business strategy at the annual strategic planning meeting every June. The Board also delegates responsibility for the oversight of certain risks to the Board's committees.

        Under the Audit Committee charter, the Audit Committee is responsible for reviewing and discussing with management the company's most significant risks, methods of risk assessment, risk mitigation strategies, and the overall effectiveness of the company's guidelines, policies and systems with respect to risk assessment and management. In particular, the Audit Committee considers risk issues associated with our overall financial reporting, disclosure process and legal compliance, as well as accounting risk exposure. The Audit Committee is provided quarterly reports on enterprise risk management, including the economic, geographic, operational and market risks facing our company. In carrying out its responsibilities related to risk oversight, the Audit Committee meets with the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Compliance Officer, the head of internal audit and the independent registered public accounting firm in executive sessions at least quarterly, and with the Chief Legal Officer as determined from time to time by the Audit Committee, to discuss particular risks facing the company.

        The Organization and Compensation Committee is also tasked with certain elements of risk oversight. The Organization and Compensation Committee annually reviews the company's compensation policies and programs, as well as the mix of short-term and long-term compensation, to confirm that our compensation programs do not encourage unnecessary and excessive risk taking. Finally, the Governance Committee is responsible for overseeing governance issues that may create governance risks, such as board composition, director selection and the other governance policies and practices that are critical to the success of the business. Each of the Audit Committee, Governance Committee and Organization and Compensation Committee report quarterly to the Board regarding the areas of risk they oversee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2010, Peter J. Fluor, Ilesanmi Adesida, Peter K. Barker, H. Paulett Eberhart, James T. Hackett, Kent Kresa, Joseph W. Prueher and Peter S. Watson served on the Organization and Compensation Committee. As discussed above under "Certain Relationships and Related Transactions," Peter Fluor's brother is an employee of a subsidiary of the company. There are no compensation committee interlocks between the company and other entities involving the company's executive officers and directors.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 2

        We are asking shareholders to approve an advisory resolution on the company's executive compensation as reported in this proxy statement. As described below in the "Compensation Discussion and Analysis" section of this proxy statement, the Organization and Compensation Committee has structured our executive compensation program to achieve the following key objectives that contribute to the company's long-term success:

  •
  We seek to closely align the interests of our named executive officers with the interests of our shareholders. We design our annual and long-term incentive programs to reward our named executives for achievement of specific short-term and long-term goals that enhance shareholder value. In addition, between 38% and 78% of the compensation of our named executive officers is provided in equity-based compensation; and named executives are expected to hold company shares or share units with a value between two and six times their base salary.

  •
  We have a significant portion of pay that is performance-based.  Payments under our annual and long term incentive programs are significantly impacted by company performance. Specifically, 85% to 90% of the annual incentive award for named executives is tied to company performance, including corporate measures such as net earnings, return on assets employed and business segment performance. Lower performance of these measures during 2010 was partially responsible for a significant decrease in cash compensation paid to named executives. In addition, long term incentive payouts under the company's value driver incentive ("VDI") program are tied to performance measures related to the company's new awards, a key driver for shareholder returns. In 2010, payouts under the VDI program were much lower than 2009 due to lower new award margins during the performance period.

  •
  We structure our executive compensation programs to be competitive within the marketplace so that we can attract and retain our highly qualified executives, who are critical to achieving our strategic objectives and building shareholder value. In order to attract and retain qualified executives, we generally target total compensation for our named executives at the 50th percentile of the peer group against which our compensation is benchmarked.

        We urge shareholders to read the "Compensation Discussion and Analysis" beginning on page 23 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 38 through 55, which provide detailed information on the compensation of our named executives. The Organization and Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our named executives reported in this proxy statement has supported and contributed to the company's success.

        In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2011 Annual Meeting of Shareholders:

        RESOLVED, that the shareholders of Fluor Corporation (the "Company") approve, on an advisory basis, the compensation of the Company's named executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2011 Annual Meeting of Shareholders.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Organization and Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

Board Recommendation

        The Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION

Proposal 3

        In Proposal 2 above, we are asking shareholders to vote on an advisory resolution on executive compensation. Pursuant to recently adopted Section 14A of the Exchange Act, in this Proposal 3 we are asking shareholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.

        The Board believes that a triennial vote on executive compensation is appropriate for a number of reasons. Most significantly, our compensation programs are designed to reward long-term performance, and a triennial vote corresponds with the payout and vesting periods under our long-term incentive awards. In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame for the Organization and Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with shareholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for shareholders to see and evaluate the Organization and Compensation Committee's actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in a integrated manner and to complement one another, we expect that in many cases it may not be appropriate or feasible to fully address and respond to any one year's advisory vote on executive compensation by the time of the following year's annual meeting of shareholders.

        The Board is also aware of views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some shareholders believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past and will in the future continue to be engaged with our shareholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, means for our shareholders to communicate with us regarding their views on the company's executive compensation programs. We believe that the many avenues that have and will continue to exist for shareholder engagement differentiate the company's situation from that of companies in some countries where an annual advisory vote on executive compensation is prevalent. Also, because our executive compensation programs are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs.

        We understand that our shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board.

Board Recommendation

        The Board acknowledges that there are a number of points of view regarding the relative benefits of triennial and more frequent say-on-pay votes. Accordingly, the Board is not recommending that shareholders support any specific view. The Board will carefully consider and expects to be guided by the alternative that receives the most shareholder support in determining the frequency of future say-on-pay votes. Notwithstanding the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        We seek to closely align the interests of our named executives with the interests of our shareholders and to reward our named executives for achievement of short-term and long-term strategic and operational goals that contribute to the long-term success of the company. We also strive to provide compensation that will attract and retain highly qualified executives to lead our company. We believe our executive compensation programs fulfill these key objectives.

        In this Executive Summary we highlight (1) the relationship between our named executives' compensation and the company's 2010 financial performance and (2) key compensation policies adopted by our Organization and Compensation Committee (the "Committee") as they relate to governance, risk mitigation and best practices.

  Financial Overview

        In 2010, the company faced another year of slow global recovery and continued economic uncertainty. In the face of these challenges, solid progress was made in growing our project backlog, which was $34.9 billion at year end, nearly matching 2008's record. Bolstered by an improving global economic climate, new project awards reached an all-time record of $27.4 billion for the year. Also, at December 31, 2010, one-, three- and five-year total shareholder returns exceeded those of the S&P 500 and our peer group. However, the year was not without its disappointments. Earnings performance was significantly impacted by charges relating to certain projects, including $343 million in charges on one project for a variety of execution challenges, including material and equipment delivery issues, productivity issues, weather-related delays and the bankruptcy of a major subcontractor, with net earnings at $357.5 million at year end. In addition, revenue of $20.8 billion in 2010 fell slightly from $22.0 billion in 2009.

        The chart below summarizes some of the key company financial results for fiscal 2010 compared to fiscal 2009.

Financial Measure	Fiscal Year Ending December 31, 2010	Fiscal Year Ending December 31, 2009
	($ in millions)
Net Earnings	$357.5	$684.9
Corporate Return on Operating Assets Employed	11.9%	25.3%
New Awards	$27,363	$18,455
Backlog	$34,909	$26,779

  Pay for Performance

        While the company made great progress in 2010, with growth in project backlog and new awards, and shareholder returns that outpaced market comparisons, a substantial percentage of each named executive's cash compensation was tied to financial results that were lower than both the target achievement outlined in our 2010 plans as well as our 2009 financial performance. As a result, cash payments to named executives in 2010 under both our annual and long term incentive programs were significantly lower than 2009. Each of the cash payments under our incentive plans, relative to 2009 payments, is set forth below for those named executives who were also named executives in 2009.

Name	Year	Annual Incentive Paid	Value Driver Incentive Paid	Total Paid
Alan L. Boeckmann	2010	$406,000	$1,131,020	$1,537,020
	2009	$1,700,000	$2,881,640	$4,581,640
David T. Seaton	2010	$301,000	$144,280	$445,280
	2009	$769,500	$357,280	$1,126,780
D. Michael Steuert	2010	$316,800	$353,510	$670,310
	2009	$696,900	$973,820	$1,670,720

        An explanation of the impact of the company's performance on the payment of the annual and long-term cash-based incentives is set forth below:

  •
  Cash Annual Incentives.  As noted on page 27 below, between 55% and 80% of each named executive's annual cash incentive award was tied to the company's net earnings and corporate return on operating assets employed for 2010, both of which were below the minimum performance required for those measures and significantly lower than 2009. As a result, payouts ranged from 26% of target for our Chief Executive Officer to 60% of target for a group president. These payouts compare to a range of 90% to 115% of target for our named executives last year, including 109% for our Chief Executive Officer.

  •
  Cash Value Driver Incentive ("VDI") Payouts.  As noted on pages 29-30 below, prior to 2010, one third of the long term incentive plan award was granted under the company's cash-based VDI program. Due to lower gross margins on new awards obtained during the performance periods, payouts under the VDI program in 2010 for awards made in 2008 and 2009 were based on lower-than-target performance and were thus substantially lower than prior years.

  •
  Total Cash Compensation.  The company's 2010 financial results had a significant impact on the cash compensation paid to named executives in 2010, which was, on an aggregate basis for the named executives who were also named in 2009, 46% lower than their cash compensation in 2009.

  Additional Compensation

        In addition, several other Committee decisions affected compensation in 2010, as summarized below:

  •
  Base salaries.  Salaries for some named executives were increased slightly from 2009 levels, with increases up to 6%. However, neither the Chief Executive Officer nor the Chief Financial Officer received a salary increase in either 2010 or 2009. The Committee believed these salary determinations were appropriate given the current economic conditions, general market trends, current salaries in relation to the peer group and the performance of the company.

  •
  Long term incentive awards.  Long term incentive target awards were increased for some named executives from the prior year in order to approximate the 50th percentile of the Compensation Peer Group and, in Mr. Seaton's case, to reflect his new position as Chief Operating Officer in 2010. In 2010, long term incentive award values were divided evenly between options and restricted stock units as a result of the Committee's previously disclosed decision to suspend the company's cash-based VDI program in 2010. Under SEC reporting rules, equity awards such as stock options and restricted stock units are reported in the Summary Compensation Table for the year in which they are granted, based upon their grant date value, whereas long term cash incentive arrangements such as the VDI program are reported in the Summary Compensation Table only in the last year of the performance period, based on the amount actually earned. Although 2010 awards were only marginally increased, this change in the mix of long term incentive awards (from 1/3 cash and 2/3 stock in prior periods to 100% equity-based compensation in 2010), and the SEC reporting standards for equity and cash awards discussed above, results in higher amounts being reflected in the Summary Compensation Table on page 38. Specifically, if one third of the value shown in the "stock awards" and "option awards" columns of the Summary Compensation Table for 2010 were removed from those columns and a corresponding change were made to overall compensation, the table would provide a more consistent year-over-year comparison of annual compensation.

  Governance Practices

        The Committee has endeavored to maintain good governance standards in our compensation practices. The following policies were in effect in 2010 and remain in effect in 2011:

  •
  No tax gross-ups:  Our named executives are not provided with any tax gross-ups other than for business-related spousal travel.

  •
  Change in control agreements are governed by double trigger arrangements:  Change in control payments are made to named executives and other senior executives only upon a qualifying termination of employment (i.e., without cause or as a result of good reason) within two years of a change in control of the company.

  •
  Robust stock ownership guidelines:  Named executives are required to own company stock and stock units valued between two and six times their individual base salaries.

  •
  Clawback of performance-based compensation allowed:  The Board of Directors may seek recoupment of performance-based compensation of key employees, including named executives, who engage in fraud or willful misconduct that caused or otherwise contributed to a need for a material restatement of the company's financial results.

  •
  Repricing of options not allowed without shareholder approval:  Our current stock plans do not allow the company to reprice options without shareholder approval.

  •
  Independence of executive compensation consultant:  The advisor retained by the Committee provides no services to management.

  •
  Our policies contain restrictions on hedging, pledging and short term trading: Our insider trading policy for executive officers and non-employee directors prohibits transactions involving short term or speculative trading in, or any hedging or monetization transactions involving, company securities. In addition, our policy prohibits the holding of company securities in a margin account or pledging company securities unless the company's Chief Legal Officer approves such transaction after the executive clearly demonstrates that he or she may repay the loan without resort to the pledged securities.

  •
  Risk management assessments are conducted annually:  In fiscal 2010, the Committee initiated an annual risk management assessment for our compensation and benefit programs for named executives and all other employees.

Components of 2010 Named Executive Compensation

  Base Salary

        The company provides named executives with base salaries that provide a competitive, stable level of income, since most other elements of their compensation are at risk based on company performance. In determining base salaries for positions held by named executives, the Committee generally targets the 50th percentile for similar types of executives within the Compensation Peer Group. Base salaries may deviate from the 50th percentile for named executives with more experience or specialized duties or skill sets. The individual named executives' base salaries for 2010 were at approximately the 50th percentile of the Compensation Peer Group, with the exception of Mr. Oosterveer and Mr. Steuert. Mr. Oosterveer's base salary currently falls within the first quartile of similarly situated executives because he is fairly new to his position. Mr. Steuert's base salary falls within the top quartile of chief financial officers within the Compensation Peer Group because his salary reflects his years of experience and the level of duties he has at the company. Base salaries for named executives are reviewed annually and upon a change in responsibilities. In evaluating the Chief Executive Officer's base salary and his recommendations for the base salaries of the other named executives, the Committee considered the following factors during its 2010 annual review:

  •
  the Compensation Peer Group data and other general industry survey data for comparable positions;

  •
  individual level of responsibility, performance and contributions to the company;

  •
  internal equitability based on relative duties and responsibilities;

  •
  the company's 2010 salary increase percentage budget; and

  •
  the Chief Executive Officer's feedback on the performance of the other named executives.

        Increases up to 6% from December 31, 2009 are reflected in the base salaries for 2010 reported in column (c) of the Summary Compensation Table on page 38.

  Annual Incentive Program

        The annual incentive program is administered by the Committee pursuant to the shareholder-approved Fluor Corporation 2008 Executive Performance Incentive Plan. Cash-based annual incentives are provided to reward named executives for performance during the year. Each named executive participates in this program and is provided with a target annual incentive amount, based on a percentage of his annual base salary. This percentage reflects the executive's respective organizational level, position and responsibility for achievement of the company's strategic goals. For 2010, all named executives were provided an annual incentive target percentage of base salary that approximated the 50th percentile of target award percentages for executives with similar job responsibilities within the Compensation Peer Group.

        The named executives' target annual incentives for 2010 were as follows:

Named Executive	Percentage of Base Salary	Target Annual Incentive Amount
Alan L. Boeckmann	125%	$1,560,000
David T. Seaton	100%	$700,000
D. Michael Steuert	80%	$633,500
Carlos M. Hernandez	75%	$378,800
Peter W. Oosterveer	75%	$306,100

        A named executive may receive more or less than the target annual incentive amount, depending on whether he meets, fails to meet or exceeds certain performance measures relating to overall company performance and the individual's own performance or the performance of his group or function during the year. The types of measures and relative weight of those measures are determined by the Committee each year and are tailored to the named executive's position and organizational responsibility. The measures have remained fairly consistent over the past five years, but their relative weightings have changed slightly. When making its determination, the Committee considers the company's annual operating plan and strategic priorities, as well as the company's performance in the previous year. The discretionary individual and team performance measures are subjective; and no targets are set for these measures. The other measures for each named executive are objective. For 2010, the Committee selected both corporate financial and strategic measures. The use of multiple financial goals prevents an over-emphasis on any one financial metric; and the other metrics assist in focusing executives on key areas of importance to the company, including safety. The measures, along with their respective weightings, for each named executive were as follows:

2010 Measure	Alan L. Boeckmann	David T. Seaton	D. Michael Steuert	Carlos M. Hernandez	Peter W. Oosterveer
Corporate Net Earnings	50%	45%	45%	45%	35%
Corporate Return on Operating Assets Employed (ROAE)	30%	30%	30%	30%	20%
Corporate Safety
Days Away from Work Incidence Rate	5%	5%	5%	5%	5%
Total Recordable Case Incidence Rate	5%	5%	5%	5%	5%
Oil and Gas Group Segment Profit	—	—	—	—	20%
Discretionary Individual and Team Performance	10%	15%	15%	15%	15%

        Corporate net earnings ties to the amount set forth in our financial statements but may be adjusted at the discretion of the Committee for extraordinary non-operating events. Corporate ROAE is calculated by dividing full year corporate net earnings by net assets. Net assets is defined as total assets (excluding excess cash) minus current liabilities (excluding non-recourse debt). No adjustments were made to these measures for purposes of 2010 compensation decisions.

        Corporate safety includes two distinct measures: Fluor's days away from work incidence rate and Fluor's total recordable case incidence rate. Fluor's days away from work incidence rate is defined as a work-related injury or illness that involves days away from work beyond the day of injury or onset of the illness. Fluor's total recordable case incidence rate is defined as work-related injury or illness that results in one or more of the following: death, days away from work, restricted work or transfer to another job, medical treatment beyond first aid, loss of consciousness, or a significant injury or illness diagnosed by a physician or other licensed health care professional. Incidence rates for both measures represent the number of recordable cases per 100 full-time workers (working 40 hours per week, 50 weeks per year), and are calculated using the following equation:

        Oil and Gas group segment profit is reported in our financial statements on page F-42 of our annual report on Form 10-K as filed with the Securities and Exchange Commission on February 23, 2011. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate administrative and general expense; interest expense; interest income; domestic and foreign income taxes; and other non-operating income and expense items. The Oil and Gas group's segment profit measure can be adjusted at the discretion of the Committee for extraordinary non-operating events. No adjustments were made to this measure in 2010 for purposes of compensation decisions. In addition, discretionary individual and team functional measures are given a rating based on subjective evaluations and recommendations by the Chief Executive Officer.

        The 2010 performance ranges for each of the measures applicable to our named executives, together with the actual achievement amounts for such measures, are presented below. With respect to corporate net earnings and corporate ROAE, actual achievement must be between 95% and 105% of the target amount for the target to be met. The company's performance for 2010 varied with respect to each corporate measure: corporate net earnings and ROAE were both below the minimum. The company's performance with respect to the corporate safety measures exceeded the maximum; while the Oil and Gas group segment profit measure was just above minimum. The overall level of achievement of the targets in 2010 was lower than the last ten years.

Measure	2010 Actual Achievement	Minimum	Target	Upper Target	Maximum
Corporate Net Earnings (in millions)	$357.5	$411.7	$588.2	$641.1	$676.4
Corporate ROAE	11.9%	13.0%	18.6%	20.3%	21.4%
Corporate Safety
Days Away from Work Incidence Rate	.03	.08	.06	.05	.04
Total Recordable Case Incidence Rate	.28	.60	.50	.40	.30
Oil and Gas Group Segment Profit (in millions)	$344.0	$343.7	$491.0	$535.2	$564.7

        Achievement of the discretionary individual and team performance measure varied among the named executives because of the difference in responsibilities and the accomplishments of each individual. The Committee determined the achievement of the discretionary individual and team performance measure for the Chief Executive Officer and also the other named executives, after taking into account the Chief Executive Officer's recommendations with regard to other named executives. Subjective evaluations made by the Chief Executive Officer were based on each named executive's leadership and group accomplishments. Individual performance was not a significant factor in determining compensation, and no named executive's compensation was materially affected by his level of achievement of this measure.

        Once the achievement amounts are determined and compared to the various targets, each named executive's overall performance rating is calculated by multiplying each measure's rating (which can range from 0% to 200% achievement) by its relative weighting, and then aggregating those amounts.

The aggregate amount (the overall performance rating) is then multiplied by the individual's target annual incentive amount to determine the annual incentive payment for each named executive.

        The annual incentive amounts for each named executive were determined as follows.

Named Executive	Target Annual Incentive Amount	Overall Rating	Annual Incentive Amount
Alan L. Boeckmann	$1,560,000	0.26	$406,000
David T. Seaton	$700,000	0.43	$301,000
D. Michael Steuert	$633,500	0.50	$316,800
Carlos M. Hernandez	$378,800	0.50	$189,400
Peter W. Oosterveer	$306,100	0.60	$183,700

        For 2010, the average annual incentive payment for all named executives was between minimum and target achievement based on company, group and individual performance. The annual incentive payment for each named executive was significantly lower than his 2009 payment, due to the failure to achieve minimum performance for the Corporate Net Earnings and ROAE measures. With the exception of 2007 and 2008, historically, annual incentive payments have been close to target levels, and not at or above the upper target level. Payments for 2010 were below this historical trend.

  Long Term Incentive Program

        In 2010, the company's long term incentives were awarded by the Committee under the shareholder-approved Fluor Corporation 2008 Executive Performance Incentive Plan. The plan was designed to allow for awards that create increased value for our shareholders, reward the achievement of superior operating results, facilitate the retention of key management personnel and align the interests of management and shareholders through equity ownership.

        In 2010, the long term incentive awards for named executives included two components:

  •
  50% restricted stock units; and

  •
  50% non-qualified stock options.

        As disclosed last year, the Committee did not grant awards under the cash-based Value Driver Incentive (VDI) program for 2010, in order to re-evaluate and refine the program for 2011, as further described below. The total dollar award value for the restricted stock unit and option grants made in 2010 was targeted and granted at approximately the same total dollar award value as the aggregate long-term awards granted in 2009, which were at approximately the 50th percentile of the Compensation Peer Group. Long term incentive grants made to Mr. Seaton were greater than prior years due to his promotion to Chief Operating Officer near the end of 2009.

        Under SEC reporting rules, equity awards such as stock options and restricted stock units are reported in the Summary Compensation Table on page 38 for the year in which they are granted, based upon their grant date value, whereas long term cash incentive arrangements such as the VDI program are reported in the Summary Compensation Table only in the last year of the performance period, based on the amount actually earned. The Committee's decision to suspend the VDI program and award long term incentive compensation in only stock options and restricted stock units in 2010 results in higher amounts of stock awards and option awards being reflected in the Summary Compensation Table for long term compensation in 2010.

Equity Awards

        The Committee determines the dollar value of annual equity awards for named executives at the first regularly scheduled meeting of the Committee each year, which is typically held in February. The determinations are made at that time because it coincides with the annual performance review and compensation adjustment cycle, which are addressed at that same meeting. The equity awards are granted after the meeting on the third business day following the publication of our annual results, based on the closing price on that date. Stock options provide actual economic value to the holder if the price of Fluor stock has increased from the grant date at the time the option is exercised. Restricted stock units have economic value when they vest, so they incentivize holders to create shareholder value but also have some retention value even if the stock price declines or stays flat. Stock options motivate executive officers by providing more potential upside, while restricted stock units align named executives with shareholders and balance our compensation program design, as they take into account both upside and downside risk in our stock price. Both stock options and restricted stock units, which vest over time, encourage retention. The combination of the two components aligns the interests of named executives with those of shareholders without overemphasizing any one type of grant, and reflects a structure similar to many of our peers in granting more than one form of award.

Value Driver Incentive Program

        In January 2010, the Committee suspended the company's cash-based VDI program for future grants due to uncertainties from evolving compensation legislation or regulation and for other corporate reasons. However, portions of two prior awards under the 2008-2009 VDI program and the 2009-2010 VDI program were earned in 2010. The prior awards were based upon the achievement of the following weightings and objectives and were measured over a two-year performance period:

  •
  75% of the total award was based on new awards gross margin dollars; and

  •
  25% of the total award was based on new awards gross margin percentage.

        New awards gross margin dollars measures the total amount of project gross margin that the company expects to receive as a result of projects awarded within the performance period. New awards gross margin percentage is the total amount of gross margin the company expects to receive as a result of projects awarded within the performance period as a percentage of expected revenue from these projects. The Committee selected these performance criteria because, although measured over a relatively short period, they relate to contracts that typically will extend a number of years into the future and thus, will generate, and position the company for, increased future earnings. The Committee believes the inclusion of the two different measures is appropriate given the diversified nature of our business. These measures are not reported in our financial statements and the disclosure of the new awards gross margin targets would result in competitive harm to the company.

        Each of the VDI plans for 2008-2009 and 2009-2010 had payouts as of December 31, 2010. For the 2008-2009 VDI plan, the final half of the total award was paid at an achievement of 92% of the target payout level based on 2008-2009 performance achievement for each named executive. For the 2009-2010 VDI plan, the first half of the award was paid to named executives in 2011 at an achievement of 14% of the target payout level based on cumulative performance over the two-year performance period. The final half of the 2009-2010 award will be paid at the same level in March 2012. The VDI payouts are detailed in the Non-Equity Incentive Plan Compensation table on page 40. In the past five years, VDI payouts have ranged from just above minimum through maximum and have averaged between target and upper target.

Revised Value Driver Incentive Program

        During 2010, with the assistance of the Committee's independent compensation consultant, the Committee reviewed the long term incentive program, re-establishing the VDI program for stock-based VDI grants in 2011 and beyond. The Committee believes that the VDI program provides an incentive for named executives to grow the business and create shareholder value, as the awards are denominated in company shares, as described below. The vesting requirements of the program also enhance retention.

        In 2011, VDI awards will constitute one third of the long term incentive grant, with stock options and restricted stock units each comprising an additional third. Performance goals under the new program will continue to be based on the new awards gross margin dollars and new awards gross margin percentage objectives; but the performance measurement period will be one year (i.e., January 1st to December 31st). Generally, in the first quarter of a year, the Committee will set threshold (paid at 50% of target), target (paid at 100%), upper target (paid at 150% of target) and maximum (paid at 200% of target) levels for both objectives of the VDI plan for the performance period. When setting these performance goals, the Committee will consider the company's past performance, current business outlook and other corporate financial measures. When determining whether the performance goals have been met, the Committee will take into account any scope changes or project cancellations that occurred during the year with respect to new awards obtained during the performance period.

        During the first quarter of each year, the Committee will grant performance units based on a target value of the grant. The number of units granted will be calculated using the closing trading value of our common stock on the date of grant. On the first anniversary of the grant date, the Committee will determine the actual achievement of the performance measures and the number of performance units will be adjusted by multiplying the number of performance units by the performance rating (ranging from 0.0 to 2.0). The performance units, as adjusted on the first anniversary for performance, will vest 100% on the date two years following the adjustment date and will be settled in cash or stock, as elected by the named executive, provided that any award for a named executive not meeting company stock ownership guidelines will be settled in stock.

        However, to address the cash incentive compensation gap that will occur in 2011 and 2012 as a result of the change in the payout schedule under the revised VDI program to three years from the grant date and the fact that no VDI awards were made in 2010 while the program was suspended:

  •
  VDI awards made in 2011 will be paid half in 2012 and half in 2014; and

  •
  VDI awards made in 2012 will be paid half in 2013 and half in 2015.

Payments under the award will be subject to risk of forfeiture if, prior to payment, the participant's employment with the company is terminated for any reason other than retirement, death, disability or a qualifying termination within two years after a change-in-control of the company.

Other Compensation Decisions

        In 2009, Mr. Seaton was promoted to Chief Operating Officer. The increase in his compensation for 2010 reflected the increased responsibilities of his new role. Effective February 3, 2011, Mr. Seaton was promoted to Chief Executive Officer, and the Committee adjusted his compensation accordingly. His base salary was increased to $1,025,000; and his target annual incentive was increased to 125% of his base salary, or $1,281,300. In addition, his target long term incentive award was increased to $6,250,000.

Other Elements of Named Executive Compensation

  Perquisites

        The Committee evaluates perquisites based on their cost efficiency, motivational value and benefits to the company. Perquisites, which are relatively small in relation to total direct compensation, are targeted at the 50th percentile of the Compensation Peer Group. In 2010, named executives were paid a taxable monthly allowance as a substitute for the company reimbursing or paying for the following perquisites: an automobile allowance, tax and financial planning, and company-owned country club membership dues. In addition, named executives are required to have a physical examination each year that is paid for by the company. Named executives may have spousal travel paid for by the company only when it is for an approved business purpose, in which case a related tax gross-up is provided. The Committee does not provide any other tax gross-ups. Named executives can make personal use of charter aircraft in conjunction with a business purpose, but the named executive is required to reimburse the company for the incremental operational cost. None of the named executives used charter aircraft in 2010 for personal reasons. Executive perquisites and benefits are provided so that overall compensation for named executives is competitive.

  Executive Deferred Compensation Program

        The named executives are eligible to participate in Fluor's Executive Deferred Compensation Program. The company offers this program to provide individuals retirement and tax planning flexibility and to remain competitive with other companies within our Compensation Peer Group and general industry. Please refer to the discussion in the Nonqualified Deferred Compensation table on page 48 for a more detailed discussion of these arrangements.

  Severance and Change-in-Control Benefits

        The company provides each of the named executives with cash severance in the event of a termination of employment by the company without cause through a company severance policy that the company believes assists in attracting and retaining qualified candidates, including during any potential change in control. The level of any cash severance payment is based upon base salary plus years of service. In addition, each named executive has a change in control agreement that provides additional payments and other benefits if we terminate his employment without cause or if the named executive terminates employment for good reason within two years following a change in control of the company. The change in control agreements are designed to reinforce and encourage the continued attention and dedication of the executives without distraction in the face of potentially disturbing circumstances arising from the possibility of the change in control and to serve as an incentive to their continued employment with the company. No gross up for excise taxes, if any, is payable under the change in control agreements. The company will, however, automatically reduce any payments under the agreement to the extent necessary to prevent payments being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.

        The employment letter extended to Mr. Steuert also provides certain severance benefits. However, a severance payment will not be paid to Mr. Steuert under the employment letter if he receives the payments and other benefits under his change in control agreement. Please refer to the discussion under "Potential Payments Upon Termination or Change in Control" below for a more detailed discussion of these arrangements. Severance and change-in-control benefits are provided to be competitive within the Compensation Peer Group.

Establishing Executive Compensation

  Compensation Philosophy and Objectives and Risk Assessment

        The Committee has responsibility for establishing and implementing the company's executive compensation philosophy. The Committee reviews and determines all components of named executives' compensation (other than with respect to our Chief Executive Officer's compensation, which the Committee reviews and recommends for approval by our independent directors), including making individual compensation decisions, and reviewing and revising the company's compensation plans, programs and other arrangements.

        The Committee has established the following compensation philosophy and objectives for the company's named executives:

  •
  Align the interests of named executives with those of the shareholders.  The Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the company's stock in order to closely align the interests of named executives with the interests of our shareholders. The Committee also believes that executives should have a meaningful ownership interest in the company and has established and regularly reviews executive stock ownership guidelines.

  •
  Have a significant portion of pay that is performance-based.  Fluor expects superior performance. Our executive compensation programs are designed to reward executives when performance results for the company and the executive meet or exceed stated objectives. The Committee believes that compensation paid to executives should be closely aligned with the performance of the company.

  •
  Provide competitive compensation.  The company's executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving Fluor's strategic objectives and building shareholder value.

        The Committee reviews the company's compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the company's strategic goals or other relevant factors. In each of the last three years, the Committee determined that no revisions to the executive compensation philosophy and objectives were necessary.

        In addition, the Committee reviewed the incentive compensation we provide to our named executives, including evaluating the mix of programs and performance criteria, the Committee's ability to exercise discretion over certain components of compensation and our risk management practices generally. Based on this review, the Committee believes that our executive compensation programs are designed to appropriately align compensation with our business strategy and not to encourage behaviors that could create material adverse risks to our business.

  Peer Group Comparisons

        In making compensation decisions, the Committee looks at the practices of a group of publicly-traded peer companies (the "Compensation Peer Group"). The Committee annually reviews the composition of the Compensation Peer Group and makes refinements based on input from the Committee's consultant and human resources staff.

        In May 2009, the Committee requested that the compensation consultant conduct a holistic review of the Compensation Peer Group. Potential peer companies were identified by applying the following objective selection criteria:

  •
  Direct competitors and key customers based on Standard & Poor's Global Industry Classification Standard (GICS) codes (2010—capital goods, 101010—energy equipment and services, and 101020—combustible fuels);

  •
  Generally comparable pay models;

  •
  Generally comparable revenues, number of employees and market capitalization value (with a guideline of 0.25x to 4.0x on all three measures, subject to exception for direct engineering and construction peers); and

  •
  Companies commonly identified as engineering and construction peers (based on disclosures in their most recent proxy statements).

        After identifying all potentially relevant peers, the Compensation Peer Group was narrowed by removing non-engineering and constructions peers to generally position Fluor at the median on all three key size measures.

        As a result of this review, twenty-one companies were removed from the Compensation Peer Group and twelve new companies were added. These changes decreased our Compensation Peer Group from forty companies to thirty-one companies. For comparison purposes, Fluor's trailing four quarter revenues, earnings, number of employees and market capitalization approximated the medians of both the prior and current peer group, but the resulting size range of the new peer group is more tightly bound. The companies comprising Fluor's Compensation Peer Group for purposes of determining 2010 compensation were:

• AECOM Technology Corporation	• Jacobs Engineering Group Inc.
• Cameron International Corporation	• KBR, Inc.
• Caterpillar Inc.	• L-3 Communications Corporation
• Cummins Inc.	• Lockheed Martin Corporation
• Deere & Company	• Marathon Oil Corporation
• Dover Corporation	• McDermott International, Inc.
• Eaton Corporation	• Navistar International Corporation
• Emcor Group, Inc.	• Northrop Grumman Corporation
• Emerson Electric Co.	• PACCAR Inc.
• Foster Wheeler AG	• Parker-Hannifin Corporation
• General Dynamics Corporation	• Quanta Services, Inc.
• Halliburton Company	• Raytheon Company
• Hess Corporation	• Shaw Group Inc.
• Honeywell International Inc.	• Sunoco Inc.
• Illinois Tool Works Inc.	• URS Corporation
• Ingersoll-Rand Company Ltd.

        The Committee reviews benchmarking comparisons for each named executive based on a job title comparison among the Compensation Peer Group. All job titles that appear to contain similar responsibilities are included in the benchmarking comparisons for each of the named executives.

        The Committee sets target compensation levels for the named executives as follows:

  •
  Base salary compensation is targeted at the 50th percentile for similar job titles, experience and tenure of executives within the Compensation Peer Group. The Committee believes targeting compensation at this level helps the company attract and retain executives. However, from time to time, the Committee may approve compensation at levels outside the 50th percentile depending on a number of factors, including the named executive's experience, skill sets, industry knowledge and other similar attributes.

  •
  Base salary plus annual incentive (i.e., cash) compensation is similarly targeted at the 50th percentile of the Compensation Peer Group for attainment of target-level company and individual performance objectives under the annual incentive program. Annual incentive payments may be made above the 50th percentile if above-target company and individual performance is attained. If company and individual objectives are not met, annual incentive compensation may be below the 50th percentile or not paid at all.

  •
  Total direct compensation, or base salary plus annual and long term incentive grants (cash-based and equity-based), is also targeted at the 50th percentile of the Compensation Peer Group for attainment of target-level company performance. Achievement of superior company performance and continued stock price appreciation will result in growth of actual total direct compensation over time. Below-target company performance and diminishing stock price appreciation will decrease actual total direct compensation.

        A significant portion of total direct compensation is allocated to annual and long term incentives in accordance with the company's compensation philosophy. The Committee reviews the Compensation Peer Group data each year to determine the appropriate level and mix of incentive compensation including cash-based and equity-based incentives. For 2010, the target allocation between base salary and all other types of incentive compensation (cash-based and equity-based) as a percentage of the total compensation for the Chief Executive Officer was approximately 13% in base salary and 87% in target annual incentive compensation and long term incentive award value. The target allocation mix for the Chief Financial Officer was approximately 23% in base salary and 77% in target annual incentive compensation and long term incentive award value. The target allocation mix was slightly different for all other named executives ranging from approximately 17% to 27% in base salary and 83% to 73% in target annual incentive compensation and long term incentive award value. The differences in the proportion of compensation that is at-risk among the named executives reflects the Committee's policy of providing greater at-risk compensation for executives with the highest amount of responsibility and impact on company results.

        In 2010, the Chief Executive Officer participated in the same compensation programs with similar metrics as other named executives. His compensation is higher than other named executives because the incentive targets reflect his additional responsibilities and the median target compensation of the peer group, therefore yielding higher payment opportunities.

  Role of Company Management in Compensation Decisions

        Before the Committee makes decisions on base salary and annual and long term incentives, the Chief Executive Officer annually reviews compensation for the named executives other than himself and makes recommendations to the Committee based on individual and group performance. At the beginning of the year, he proposes to the Committee base salary adjustments for the current year, annual incentive award payments for the previous year and current-year long term incentive grants for each of the other named executives. The Committee reviews and approves the compensation actually paid to the named executives after consideration of the recommendations made by the Chief Executive Officer. The Committee may exercise discretion to modify named executives' compensation from that recommended by the Chief Executive Officer, but did not exercise that discretion for the named executives in 2010.

Other Aspects of Our Executive Compensation Programs

  Clawback Policy

        Pursuant to the company's clawback policy, if the Board determines that any key executive or employee, including any named executive, has engaged in fraud or willful misconduct that caused or otherwise contributed to a need for a material restatement of the company's financial results, the Board will review all performance-based compensation earned by that employee during the fiscal periods materially affected by the restatement. If the Board determines that any performance-based compensation would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment of performance-based compensation as it deems appropriate.

  Stock Ownership Guidelines

        Both directors and executive officers are encouraged to hold Fluor common stock to align their financial interests with those of the shareholders. The company has established ownership guidelines for both of these groups. The Chief Executive Officer is expected to own and retain a minimum number of shares or share units totaling in value six times his base salary. Other actively employed named executives are expected to own and retain a minimum number of shares or share units totaling in value no less than two times, and up to five times, each executive's base salary depending on position. Executives are expected to meet or exceed the applicable guideline by position within three to five years of entering such position. Named executives are expected to retain 100% of the net shares acquired from the exercise of stock options or the vesting of restricted stock to the extent the guidelines are not met. As of the date of this report, all named executives and directors were in compliance with these stock ownership guidelines.

  Restrictions on Certain Trading Activities

        Our insider trading policy for executive officers and non-employee directors prohibits transactions involving short term or speculative trading in, or any hedging or monetization transactions involving, company securities. In addition, our policy prohibits the holding of company securities in a margin account or pledging company securities unless the company's Chief Legal Officer approves such transaction after the executive clearly demonstrates that he or she may repay the loan without resort to the pledged securities.

  Employment Contracts

        The company does not generally enter into employment agreements. The company did extend an employment letter to Mr. Steuert when he was hired. In addition, from time to time, the company may make multi-year retention awards to promote the continued service of key executives. These arrangements are discussed in more detail in the compensation tables below.

  Tax Implications

        The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which generally prohibits the company from deducting compensation in excess of $1,000,000 that is paid to named executives other than the Chief Financial Officer. In February of each year, the Committee sets and approves a net earnings performance hurdle to allow named executives' annual incentive award payments, restricted stock unit awards and VDI awards to qualify as "performance based compensation" as defined under Section 162(m) of the Internal Revenue Code. Stock options are deductible under the provisions of the stock plans and the structure of the related grant agreements. For 2010, approximately 97% of the Chief Executive Officer's taxable income qualified as deductible for federal income tax purposes. The compensation of all other named executives was fully deductible.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

        Management of the company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the company's 2011 annual meeting of shareholders.

The Organization and Compensation Committee
Peter J. Fluor, Chairman Ilesanmi Adesida James T. Hackett Kent Kresa Joseph W. Prueher

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of the named executives in 2010.

        The 2010 named executives include the principal executive officer, the principal financial officer and the three other highest paid executives. The positions listed below reflect the positions held as of December 31, 2010. Effective February 2, 2011, Mr. Boeckmann retired from his position as Chief Executive Officer and Mr. Seaton was appointed to the position.

        As discussed in the Compensation Discussion and Analysis on page 29, the grant date fair value of stock awards and option awards granted in 2010 increased over the grant date fair value of those awards in 2009 due in part to our suspension of our cash (non-equity) long term incentive program. Under Securities and Exchange Commission reporting rules, the full grant date fair value of equity awards is reported in the year restricted stock unit or stock option awards are granted, whereas long-term incentive cash awards are reported based only on the actual amounts paid out, and are reported in the year in which the performance goals are satisfied and the amounts are earned. Correspondingly, the change in the long term mix increased the size of the 2010 equity awards in comparison to the 2009 equity awards.

(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
Alan L. Boeckmann	2010	$1,248,042	—		$3,550,088		$3,550,004	$704,760	$524,738	$292,939	$9,870,571
Chairman & Chief	2009	$1,248,042	—		$2,133,083		$2,133,020	$3,663,280	$563,261	$265,933	$10,006,619
Executive Officer	2008	$1,232,270	—		$2,133,242		$2,133,094	$6,873,200	$185,536	$280,762	$12,838,103
David T. Seaton	2010	$695,216	—		$1,350,088		$1,350,001	$343,000	$13,563	$147,889	$3,899,757
Chief Operating Officer	2009	$512,520	—		$300,001		$300,029	$1,016,060	$11,538	$102,111	$2,242,260
	2008	$448,477	$50,000	(8)	$2,266,405	(9)	$266,091	$1,158,000	$10,373	$109,682	$4,309,028
D. Michael Steuert	2010	$791,835	—		$1,375,101		$1,000,041	$410,180	$131,965	$147,882	$3,857,004
Senior Vice President &	2009	$791,835	—		$667,074		$666,012	$1,310,540	$137,764	$146,502	$3,719,727
Chief Financial Officer	2008	$781,871	—		$667,330		$666,087	$2,563,000	$0	$144,840	$4,823,129
Carlos M. Hernandez	2010	$502,236	$1,021,738	(10)	$600,082		$600,025	$231,400	$8,809	$78,021	$3,042,311
Senior Vice President &
Chief Legal Officer
Peter W. Oosterveer	2010	$403,673	$693,001	(11)	$400,012		$400,016	$204,700	$38,153	$120,313	$2,259,868
Group President,
Energy & Chemicals

(1)
The amounts in column (c) include base salary and any time off with pay utilized during the year.

(2)
The amounts in column (e) represent the aggregate grant date fair value of the restricted stock unit awards granted in each year. The fair value of these awards is based on the fair market value on the date of grant, calculated as the closing price of the company's common stock on the New York Stock Exchange on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718").

(3)
The amounts in column (f) represent the aggregate grant date fair value of options granted in each year. The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in the "Stock Plans" footnote to the company's audited financial statements for the fiscal years ended December 31, 2010, 2009 and 2008, included in the company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission on February 23, 2011, February 25, 2010, and February 25, 2009 respectively.

(4)
The amounts in column (g) represent payments from non-equity incentive compensation plans. The details are provided in a separate Non-Equity Incentive Plan Compensation table below.

(5)
The amounts in column (h) represent the actuarial increase in the present value of the named executive's benefits under the company's pension plan and, in addition, for Mr. Boeckmann and Mr. Steuert, the company's supplemental benefit plan, further described on page 47. The increase was calculated using the interest rate, discount rate and form of payment assumptions consistent with those used in the company's audited financial statements. The calculation assumes benefit commencement is at normal retirement age (age 65), and was computed without respect to pre-retirement death, termination or disability. In addition, for Mr. Oosterveer, this amount includes the change in present value under the Netherlands Pension Plan, further described on page 47. Earnings on deferred compensation are not reflected in this column because the company does not provide above market or guaranteed returns on nonqualified deferred compensation.

(6)
The amounts in column (i) may include the following and vary by each named executive: company contributions or credits to the non-qualified plan and the defined contribution plans, premiums paid on life insurance, tax gross-ups for business-related spousal travel and perquisites. All Other Compensation is detailed in a separate All Other Compensation table below.

(7)
The amounts in column (j) represent the total of columns (c) through (i).

(8)
This amount represents a 2008 discretionary bonus, approved by the Committee for exceptional performance as Group President of the Energy & Chemicals group in fiscal year 2008.

(9)
This amount represents 3,894 restricted stock units (valued at $266,194 on the date of grant) granted as part of the 2008 long term incentive award and an additional grant of 32,928 restricted stock units (valued at $2,000,211 on the date of grant) pursuant to a retention award granted to Mr. Seaton effective January 31, 2008. The restricted stock units granted as part of the retention award vest 1/3 per year over 3 years.

(10)
This amount represents a cash retention award granted to Mr. Hernandez effective October 15, 2007 with a three (3) year retention period. The award had a total value at grant of $1,000,000 and was credited to a special deferred compensation account at the time of grant, which accrues earnings throughout the vesting period. The award vested in full as of October 15, 2010, and the balance of the award, adjusted for any gains or losses ($1,021,738), was credited to his vested deferred compensation account.

(11)
This amount represents payment of a relocation bonus in the amount of $153,050 awarded to Mr. Oosterveer as a result of his transfer from The Netherlands to the United States in 2010. In addition, the amount represents payment of two (2) cash retention awards granted to Mr. Oosterveer. The first award was effective November 19, 2007, with a three (3) year retention period. The award had a total value at grant of €250,000 and vested in full on November 18, 2010, at which point the award was converted to U.S. dollars ($339,951) and paid. The second award was effective on December 11, 2009, with a three (3) year retention period. The award has a total value at grant of $600,000, with a vesting of 1/3 of the award ($200,000) on each of March 30, 2010, March 30, 2011 and March 30, 2012. The amount included in the summary compensation table represents the first one third ($200,000) of the award, paid on March 30, 2010.

 NON-EQUITY INCENTIVE PLAN COMPENSATION

        The following table and related footnotes describe each component of the Non-Equity Incentive Plan Compensation column (g) of the Summary Compensation Table on page 38.

(a)	(b)	(c)	(d)		(e)
Name	Year	Annual Incentive	Value Driver Incentive		Total
Alan L. Boeckmann	2010	$406,000	$298,760	(1)	$704,760
	2009	$1,700,000	$1,963,280	(2)	$3,663,280
	2008	$3,073,200	$3,800,000	(3)	$6,873,200
David T. Seaton	2010	$301,000	$42,000	(1)	$343,000
	2009	$769,500	$246,560	(2)	$1,016,060
	2008	$690,000	$468,000	(3)	$1,158,000
D. Michael Steuert	2010	$316,800	$93,380	(1)	$410,180
	2009	$696,900	$613,640	(2)	$1,310,540
	2008	$1,229,000	$1,334,000	(3)	$2,563,000
Carlos M. Hernandez	2010	$189,400	$42,000	(1)	$231,400
Peter W. Oosterveer	2010	$183,700	$21,000	(1)	$204,700

(1)
These amounts represent awards earned in the non-equity long term 2009-2010 Value Driver Incentive (VDI) program. The amounts for the 2009-2010 VDI awards represent 100% of the calculated payout of the award; however, 50% of the award was paid on March 5, 2011, and the remaining 50% will be payable in the first quarter of 2012.

(2)
These amounts represent awards earned in the non-equity long term 2008-2009 Value Driver Incentive (VDI) program. The amounts for the 2008-2009 VDI awards represent 100% of the calculated payout of the award; however, 50% of the award was paid on March 5, 2010, and the remaining 50% was paid on March 4, 2011.

(3)
These amounts represent awards earned in the non-equity long term 2007-2008 Value Driver Incentive (VDI) program. The amounts for the 2007-2008 VDI awards represent 100% of the calculated potential payout of the award; however, 50% of the award was paid on March 6, 2009, and the remaining 50% was paid on March 5, 2010.

ALL OTHER COMPENSATION

        The following table and related footnotes describe each component of the All Other Compensation column (i) of the Summary Compensation Table for 2010.

(a)	(b)	(c)	(d)	(e)	(f)		(g)
Name	Company Contributions to Qualified and Nonqualified Defined Contribution Plans ($)(1)	Split-Dollar Life Insurance Premiums ($)(2)	Tax Gross-ups ($)(3)	Perquisite Allowances ($)(4)	Other Perquisites ($)		Total All Other Compensation ($)(5)
Alan L. Boeckmann	$154,266	$22,160	$9,651	$71,100	$35,762	(6)	$292,939
David T. Seaton	$68,107	—	$8,455	$54,000	$17,327	(7)	$147,889
D. Michael Steuert	$82,387	$15,920	—	$49,500	$75	(8)	$147,882
Carlos M. Hernandez	$45,546	—	—	$32,400	$75	(8)	$78,021
Peter W. Oosterveer	$10,571	—	$8,335	$35,100	$66,307	(9)	$120,313

(1)
The amounts in column (b) represent amounts deposited by the company into each named executive's account in the 401(k) plan, pursuant to the company's 5% match, and amounts contributed by the company into each named executive's account in the non-qualified deferred compensation plan for (i) matching or discretionary contributions into the Excess 401(k) portion of the non-qualified deferred compensation plan and (ii) accruals that would have been credited to each named executive's pension plan account for the portion of base salary in excess of Internal Revenue Code limitations.

(2)
The amounts in column (c) represent the premiums paid by the company for split-dollar life insurance provided under a supplemental benefit plan described on page 47.

(3)
The amounts in column (d) represent the tax gross-ups provided to each named executive for business-related spousal travel and business-related spousal air charter usage.

(4)
The amounts in column (e) represent the aggregate perquisite allowance paid monthly as a substitute for the company reimbursing or paying for perquisites such as an automobile allowance, tax and financial planning, and company-owned country club membership dues. Not more than $25,000 of the allowance was used by any named executive for any single type of perquisite.

(5)
The amounts in column (g) represent the totals of columns (b) through (f).

(6)
This amount represents the incremental cost for the following perquisites in 2010, each of which was less than $25,000: business-related spousal travel and personal use of a company-owned country club membership; and, in addition, the incremental cost for the following perquisite in 2010, which was less than $10,000: the premiums paid by the company for non-contributory life insurance.

(7)
This amount represents the incremental cost for the following perquisite in 2010, which was less than $25,000: business-related spousal travel; and, in addition, the incremental cost for the following perquisites, each of which was less than $10,000: personal use of a company-owned country club membership; and the premiums paid by the company for non-contributory life insurance.

(8)
This amount represents the incremental cost for the following perquisite in 2010: the premiums paid by the company for non-contributory life insurance.

(9)
This amount represents the incremental cost for the following perquisites in 2010: the costs of relocation expenses related to temporary living arrangements ($25,962) and business-related spousal travel ($25,005); and, in addition, the incremental cost for the following perquisites in 2010, each of which was less than $10,000: the costs of relocation expenses related to home sale and purchase and loan fees; and the premiums paid by the company for non-contributory life insurance.

GRANTS OF PLAN-BASED AWARDS IN 2010

        The table below provides information about equity and non-equity awards granted to the named executives in 2010.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards Per Share ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type of Award	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Alan L. Boeckmann	Restricted Stock Units	3/2/2010	—	—	—	83,043	—	—	$3,550,088	(5)
	Stock Options	3/2/2010	—	—	—	—	244,887	$42.75	$3,550,004	(6)
	Annual Incentive	N/A(7)	$0	$1,560,000	$3,120,000	—	—	—	—
David T. Seaton	Restricted Stock Units	3/2/2010	—	—	—	31,581	—	—	$1,350,088	(5)
	Stock Options	3/2/2010	—	—	—	—	93,126	$42.75	$1,350,001	(6)
	Annual Incentive	N/A(7)	$0	$700,000	$1,400,000	—	—	—	—
D. Michael Steuert	Restricted Stock Units	3/2/2010	—	—	—	23,394	—	—	$1,000,094	(5)
	Restricted Stock Units	8/4/2010	—	—	—	7,619	—	—	$375,007	(8)
	Stock Options	3/2/2010	—	—	—	—	68,985	$42.75	$1,000,041	(6)
	Annual Incentive	N/A(7)	$0	$633,500	$1,267,000	—	—	—	—
Carlos M. Hernandez	Restricted Stock Units	3/2/2010	—	—	—	14,037	—	—	$600,082	(5)
	Stock Options	3/2/2010	—	—	—	—	41,391	$42.75	$600,025	(6)
	Annual Incentive	N/A(7)	$0	$378,800	$757,600	—	—	—	—
Peter W. Oosterveer	Restricted Stock Units	3/2/2010	—	—	—	9,357	—	—	$400,012	(5)
	Stock Options	3/2/2010	—	—	—	—	27,594	$42.75	$400,016	(6)
	Annual Incentive	N/A(7)	$0	$306,100	$612,200	—	—	—	—

(1)
Grants made on March 2, 2010 were approved by the Committee on February 3, 2010.

(2)
The amounts in column (g) represent the number of restricted stock units granted on March 2, 2010 as part of the 2010 long term incentive awards and, for Mr. Steuert, also the number of restricted stock units granted on August 4, 2010 under a retention award described on page 43. The vesting provisions of the 2010 long term incentive awards are described in the narrative preceding the Outstanding Equity Awards at 2010 Fiscal Year End table on page 44.

(3)
The amounts in column (h) represent the number of nonqualified stock options granted on March 2, 2010 as part of the 2010 long term incentive awards. The vesting provisions of the 2010 long term incentive awards are described in the narrative preceding the Outstanding Equity Awards at 2010 Fiscal Year End table on page 44.

(4)
The amounts in column (i) represent the exercise price of the nonqualified stock options, which was the closing price of the company's common stock on the New York Stock Exchange on the date of grant.

(5)
This amount represents the fair value of the restricted stock units granted on March 2, 2010 as part of the 2010 long term incentive award. The value is computed in accordance with FASB ASC 718, using the grant price of $42.75 per share, which was the closing price of the company's common stock on the New York Stock Exchange on the date of grant. The vesting provisions are described in the narrative preceding the Outstanding Equity Awards at 2010 Fiscal Year End table on page 44.

(6)
This amount represents the grant date fair value of the nonqualified stock options granted on March 2, 2010 as part of the 2010 long term incentive award. The value is computed in accordance with FASB ASC 718, using a Black-Scholes option pricing model value of $14.4965 per option.

(7)
Columns (d), (e) and (f) show the potential value of the payout for each named executive of his 2010 annual incentive award if the threshold, target and maximum performance goals are satisfied. All potential payouts are performance-driven and therefore completely at risk. The performance goals are described in the Compensation Discussion and Analysis on pages 27-28.

(8)
This amount represents the grant date fair value of the restricted stock units granted on August 4, 2010 under a retention award described below. The value is computed in accordance with FASB ASC 718, using the grant price of $49.22 per share, which was the closing price of the company's common stock on the New York Stock Exchange on the date of grant.

NEW HIRE AND RETENTION AGREEMENTS

        The company extended an employment letter to Mr. Steuert in 2001 in conjunction with him joining the company. The company agreed to provide him with one year's pay at his current base salary if he is terminated by the company for any reason other than for cause or Change in Control. If he retires from the company, he will receive one year's pay, at his then-current base salary, as a supplemental retirement benefit. No other named executive has an employment contract.

        In August 2010, the company granted a retention award to Mr. Steuert to ensure his services and expertise were retained. If Mr. Steuert satisfies the terms and conditions of the retention agreement including without limitation, continuous employment with the company through June 1, 2012, 7,619 restricted stock units granted under the retention agreement will vest on June 1, 2012.

        In November 2007, the company entered into a retention agreement with Mr. Oosterveer to ensure his continued service and management of his business unit. If Mr. Oosterveer satisfied the terms and conditions of the retention agreement, including without limitation, continuous employment with the company, he would receive a cash payment of €250,000, which would vest 100% three (3) years from date of grant on November 18, 2010. Mr. Oosterveer satisfied the terms and conditions of this retention agreement and received a cash payment of €250,000, converted to U.S. dollars ($339,951), on November 18, 2010.

        In December 2009, the company entered into an additional retention agreement with Mr. Oosterveer to ensure his continued service. If Mr. Oosterveer satisfies the terms and conditions of the retention agreement, including without limitation, continuous employment with the company at each vesting date, he will receive a cash payment of $600,000, which vests in equal thirds (or $200,000 each) on each of March 30, 2010, March 30, 2011 and March 30, 2012. Mr. Oosterveer has already satisfied the first third of the agreement and received a cash payment of $200,000 on March 30, 2010.

        In January 2008, the company entered into a retention agreement with Mr. Seaton to ensure his services were retained for continued growth of the company. If Mr. Seaton satisfies the terms and conditions of the retention agreement including, without limitation, continuous employment with the company, he will receive an award consisting of two components. First, assuming continuous employment at each vesting date, the 32,928 restricted stock units granted under the retention agreement will vest in equal thirds (or 10,976 restricted stock units each) on January 31, 2011, January 31, 2012 and January 31, 2013. Second, Mr. Seaton received on January 31, 2008 a sum of $1,000,000 credited to his special deferred compensation program accounts that will vest, together with any accrued gains or losses, on March 31, 2013 if he is employed by the company through that date.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END

        All nonqualified stock options have a ten year term. Options granted in 2006 and 2007 have a vesting schedule of 20% per year over five years. The options granted in 2006 and earlier have a first vesting date of the fifth of February in the year following grant, with subsequent vestings occurring on each fifth of February for the following four years. In 2007, the annual grant date and subsequent vesting dates were changed to March to follow the year end earnings release. Options granted in 2007 have a first vesting date of the sixth of March in the year following grant, with subsequent vestings occurring on each sixth of March for the following four years. Beginning in 2008, option grants vest one third per year over three years on the sixth of March.

        Outstanding restricted stock shares granted prior to 2006 vest in full on the tenth anniversary of grant. Restricted stock shares granted in 2006 and 2007 generally have a vesting schedule of 20% per year over five years. The restricted stock shares granted in 2006 have a first vesting date of the fifth of February in the year following grant, with subsequent vestings occurring on each fifth of February for the following four years. In 2007, the annual grant date and subsequent vesting dates were changed to March to follow the year end earnings release. Restricted stock shares granted in 2007 have a first vesting date of the sixth of March in the year following grant, with subsequent vestings occurring on each sixth of March for the following four years. Beginning in 2008, restricted stock units were granted instead of restricted stock shares. Restricted stock units vest one-third per year over three years on the sixth of March beginning one year after grant. Upon vesting, named executives will receive a cash payment equal to the amount of dividends that would have otherwise been paid from the date of grant on an equivalent number of shares.

        The market value in the Market Value of Shares or Units of Stock That Have Not Vested column (g) is determined by multiplying the number of shares by the closing price ($66.26) of the company's common stock on the New York Stock Exchange on December 31, 2010, the last trading day of the fiscal year.

        The following table provides information on the holdings of stock options and restricted stock shares and units by the named executives as of December 31, 2010.

(a)	(b)		(c)		(d)	(e)	(f)	(g)
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Alan L. Boeckmann	54,416		27,208		$42.11	2/5/2016	250,217	$16,579,378
	—		56,860		$44.71	3/6/2017	—	—
	64,484		32,242		$68.36	3/6/2018	—	—
	—		106,854		$30.46	3/6/2019
	—		244,887		$42.75	3/2/2020	—	—
David T. Seaton	1,386		1,386		$42.11	2/5/2016	78,267	$5,185,971
	3,488		6,976		$44.71	3/6/2017	—	—
	8,044		4,022		$68.36	3/6/2018
	—		15,030		$30.46	3/6/2019	—	—
	—		93,126		$42.75	3/2/2020	—	—
D. Michael Steuert	24,640		6,160		$42.11	2/5/2016	83,955	$5,562,858
	29,898		19,932		$44.71	3/6/2017	—	—
	20,136		10,068		$68.36	3/6/2018	—	—
	—		33,364		$30.46	3/6/2019
	—		68,985		$42.75	3/2/2020	—	—
Carlos M. Hernandez	9,072		4,536		$68.36	3/6/2018	22,067	$1,462,159
	7,515		15,030		$30.46	3/6/2019	—	—
	—		41,391		$42.75	3/2/2020	—	—
Peter W. Oosterveer	906	(2)	302	(2)	$42.11	2/5/2016	10,759	$712,891
	—		27,594		$42.75	3/2/2020	—	—

(1)
The vesting dates for the restricted stock shares or units that have not vested are detailed in the table below.

(2)
This number represents a cash settled award of Stock Appreciation Rights.

        The following table provides the number of unvested restricted stock shares or units by vesting date for each named executive as of December 31, 2010.

Vesting Date	Alan L. Boeckmann	David T. Seaton	D. Michael Steuert	Carlos M. Hernandez	Peter W. Oosterveer
January 31, 2011	—	10,974	—	—	—
February 5, 2011	10,770	1,524	4,990	—	218
March 6, 2011	69,928	16,152	21,338	9,426	3,119
January 31, 2012	—	10,974	—	—	—
March 6, 2012	59,526	14,854	18,084	7,962	3,119
June 1, 2012	—	—	7,619	—	—
January 31, 2013	—	10,980	—	—	—
February 4, 2013	21,240	520	3,760	—	320
March 6, 2013	27,681	10,527	7,798	4,679	3,119
February 5, 2014	22,800	1,000	7,200	—	490
February 5, 2015	38,272	762	13,166	—	374
Total	250,217	78,267	83,955	22,067	10,759

 OPTION EXERCISES AND STOCK VESTED IN 2010

        The following table provides information on the option exercises by and restricted stock share and unit vestings for the named executives in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized	Number of Shares	Value Realized
Alan L. Boeckmann	110,287	$1,795,571	65,943	$2,927,231
David T. Seaton	7,515	$187,018	7,149	$316,780
D. Michael Steuert	16,682	$412,339	18,530	$819,430
Carlos M. Hernandez	—	—	4,747	$211,954
Peter W. Oosterveer	—	—	218	$9,387

        A portion of the shares reported under Number of Shares Acquired on Exercise and Number of Shares Acquired on Vesting are withheld or sold on behalf of the named executive upon exercise or vesting to satisfy exercise costs and tax withholding obligations, and are included in the Value Realized on Exercise and Value Realized on Vesting columns.

PENSION BENEFITS

        The company provides a pension plan, which is a cash balance qualified defined benefit plan, to most salaried employees employed prior to December 31, 2009, including all named executives. In addition to the pension plan, a select group of officers are participants in a supplemental benefit plan, granted on a discretionary basis by the Committee as a supplemental retirement plan.

        The amounts in the Present Value of Accumulated Benefit column (d) represent the present value of accumulated benefits as of the fiscal year ended December 31, 2010. The actuarial values were calculated using a discount rate of 5.65% for the pension plan and a discount rate of 4.20% for the supplemental benefit plan, a future annual interest credit rate of 3.00%, assumed benefit commencement age of 65, and a lump sum form of payment for the pension plan and 120 monthly salary continuation payments for the supplemental benefit plan, with the exception of Mr. Steuert, who has elected a lump sum form of payment for the supplemental benefit plan.

(a)	(b)	(c)	(d)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Alan L. Boeckmann	Pension Plan	34	$169,671
	Supplemental Benefit Plan	—	$2,566,535
David T. Seaton	Pension Plan	24	$83,601
D. Michael Steuert	Pension Plan	8	$92,899
	Supplemental Benefit Plan	—	$655,552
Carlos M. Hernandez	Pension Plan	2	$16,596
Peter W. Oosterveer	Pension Plan	20	$7,319
	Netherlands Pension Plan	20	$638,744

        Participants' accounts under the pension plan are credited at each month-end based on age, years of service and eligible pay. On the first day of each calendar year, age at the participant's last birthday and the whole number of the participant's years of service are calculated, and then used throughout the year in determining monthly contributions. Eligible pay is defined as base pay plus before-tax contributions to the 401(k) Plan and the company's flexible benefits plan, but excluding commissions, bonuses, overtime and other irregular, infrequent or non-recurring payments. The calculation utilizing age, service and eligible pay to determine the annual amount credited to a participant's pension plan account is illustrated below. The amount credited each month is determined by dividing the annual pension benefit credit by 12.

        Eligible pay for pension plan purposes is also limited by the Internal Revenue Code compensation limits ($245,000 for 2010). The company credited to each named executive's nonqualified deferred compensation account the amount that would have been credited to their pension plan account but for this limit, which is discussed in more detail under Nonqualified Deferred Compensation on page 48.

        No amounts were credited to the pension plan accounts of any of the named executives until after the pension plan became effective on January 1, 1999.

        The normal form of payment from the pension plan is a 50% Joint & Survivor Annuity for married participants and a Single Life Annuity for unmarried participants. A lump sum payment option is also available. Payments are permitted upon retirement at age 65 or upon retirement with the service and age combination as defined in the chart below.

Age	Years of Accumulated Service Immediately Preceding Retirement
60 - 64	5
59	8
58	11
57	13
56	14
55	15
Any Age	30

        In addition to the U.S. pension plan described above, Mr. Oosterveer, who transferred to the U.S. in 2009, holds an accumulated benefit in a defined benefit plan for employees in the Netherlands. Payments from this plan begin upon retirement and reaching age 65. The plan additionally offers accrual of a "Partner Pension," which pays to the participant's partner 70% of the participant's accrued benefit upon death of the participant during active service. The present value of this plan as of December 31, 2010, as detailed in the chart above, was $638,744. Upon transfer to the U.S., this plan was frozen for Mr. Oosterveer, and he is no longer accruing benefits under this plan. Mr. Oosterveer has been eligible for and accruing benefits under the U.S. pension plan since his transfer to the U.S. in 2009.

        The supplemental benefit plan provides a pre-retirement death benefit through a split-dollar life insurance policy and then upon retirement provides a choice of a post-retirement death benefit, a lump sum cash payment or 120 monthly salary continuation payments. In addition, any time prior to retirement, the participant has the option of irrevocably opting out of the supplemental benefit plan and instead receiving a benefit under a joint and survivor split-dollar life insurance plan. The death benefit for each participant is as follows: Mr. Boeckmann, $5,000,000; and Mr. Steuert, $2,000,000.

NONQUALIFIED DEFERRED COMPENSATION

        All U.S. executives, including named executives, are eligible to defer compensation into the Executive Deferred Compensation Program ("EDCP"), which has a number of components. Executives may defer up to 100% of base salary, annual incentive awards and any VDI payments. The plan also allows executives to contribute to the Excess 401(k) portion of the plan (between 1% and 20% of base salary) in excess of the Internal Revenue Code maximum annual before-tax contribution for qualified retirement plans.

        In addition, the company contributes to the EDCP any amounts that would have been contributed by the company to the 401(k) plan as matching or discretionary retirement contributions or credited to the pension plan as an accrual, that are in excess of the Internal Revenue Code compensation limit on contributions or were lessened by an election to defer base salary. In 2010, the company matched the first 5% of salary deferred to the 401(k) Plan or Excess 401(k) Plan and made a discretionary contribution of 2% of base salary. Most salaried employees were eligible for the 5% match and most received the 2% discretionary retirement contribution in 2010. Annual enrollment for the EDCP is in December, and elections are made with respect to compensation to be earned in the following year.

        The table below shows the deemed investment choices available to the executives in the EDCP and their annual rate of return for the calendar year ended December 31, 2010, as reported by the administrator of the EDCP. The company does not guarantee the rates of return. The executives are provided the opportunity to make changes to their deemed investments on a daily basis.

Fund	Rate of Return	Fund	Rate of Return
Fidelity Spartan Money Market	0.03%	Hartford Mid-Cap Value HLS—IA Shares	24.61%
Federated U.S. Treasury Cash Reserves—Instl Service Shares	0.00%	Vanguard Mid-Cap Index—Investor Shares	25.46%
Hartford Total Return Bond HLS—IA Shares	7.52%	JPMorgan U.S. Small Company—Select Shares	26.88%
MFS High Income—A Shares	15.50%	Northern Small Cap Index	26.41%
American Funds Balanced—Class A	13.02%	MFS New Discovery—I Shares	36.16%
Hartford Value Opportunities HLS—IA Shares	14.70%	American Funds New Perspective—Class A	12.76%
Hartford Capital Appreciation HLS—IA Shares	16.49%	Vanguard International Growth—Admiral Shares	15.81%
Vanguard 500 Index—Admiral Shares	15.05%	Morgan Stanley Instl Emerging Markets Equity—Class P	18.20%
American Funds Growth Fund of America—Class A	12.28%

        For amounts deferred on or after January 1, 2005, distribution elections are made in conjunction with the plan year deferral elections. Distributions can be elected as a lump sum payment or in up to ten annual installments. Distribution payments are made in the month following retirement or termination with the exception of officers of the company, for whom no distributions will be made prior to six months after retirement or termination. In addition, executives can elect to receive a scheduled in-service distribution as a lump sum or in up to ten annual installments, with the payments commencing no sooner than one year following the end of the plan year.

        Distributions related to amounts deferred prior to January 1, 2005 are made at the time of retirement or termination and can be elected as a lump sum payment or in up to twenty annual installments. Executives can elect to have their distributions commence either in the year of their retirement or termination or the January following their retirement or termination.

        The table below shows executive and company contributions made to the EDCP for each named executive as well as the aggregate earnings and aggregate balance at fiscal year end in the EDCP.

(a)	(b)	(c)	(d)	(e)
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at December 31, 2010 ($)(4)
Alan L. Boeckmann	$52,802	$133,978	$734,010	$6,919,915
David T. Seaton	$88,705	$56,989	$76,310	$1,617,934
D. Michael Steuert	$42,637	$61,290	$178,875	$2,781,978
Carlos M. Hernandez	$1,168,193	$30,950	$56,271	$1,721,419
Peter W. Oosterveer	$0	$1,295	$0	$1,295

(1)
The amounts in column (b) represent contributions by each named executive in 2010. Contributions were made as follows to the Excess 401(k) portion of the plan and are included in the Summary Compensation Table on page 38 in the Salary column (c): Mr. Boeckmann, $52,802; Mr. Seaton, $88,705; Mr. Steuert, $42,637; and Mr. Hernandez, $33,021. The amount for Mr. Hernandez also includes $1,001,984 which was reported in the Bonus column (d) of the Summary Compensation Table on page 38 and $133,188 in VDI awards earned in previous years.

(2)
The amounts in column (c) represent contributions by the company in 2010 for the named executives and include matching and discretionary contributions into the Excess 401(k) portion of the plan and credits that reflect the accrual that would have been made in the named executive's pension plan account for the portion of base salary that was in excess of the Internal Revenue Code compensation limit on contributions. All amounts in column (c) are reported in the All Other Compensation column (i) of the Summary Compensation Table on page 38 and in the Company Contributions to Qualified and Nonqualified Defined Contribution Plans column (b) of the All Other Compensation table on page 41.

(3)
None of the deemed investment earnings on vested deferred compensation, represented in column (d), are reflected in the Summary Compensation Table because the company does not provide above market or guaranteed returns on nonqualified deferred compensation.

(4)
The amounts in column (e) represent the fully vested EDCP balance as of December 31, 2010 for each named executive and include amounts deferred in previous years. These amounts include contributions reported in the summary compensation tables from 2006 through 2009 as follows: Mr. Boeckmann $227,563; Mr. Seaton, $99,878; and Mr. Steuert, $204,615.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The tables below reflect the amount of compensation that would become payable to each of the named executives under existing plans and arrangements if the named executive's employment had terminated on December 31, 2010, given their compensation and service levels as of such date and, if applicable, based on the company's closing stock price on that date. These benefits are in addition to amounts previously earned and to which they are entitled, regardless of the occurrence of any termination of employment, including then-exercisable stock options, and vested amounts contributed or credited under the Executive Deferred Compensation Program, as well as benefits generally available to all salaried employees, such as amounts accrued and vested through the company's retirement plans and payout of any accrued time off with pay (collectively, the "Pre-Termination Benefits"). Named executives are entitled to receive the Pre-Termination Benefits regardless of the manner in which their employment is terminated. As described under the scenarios set forth below, additional amounts may be received upon termination, with the exception of termination for cause, in which case, no additional amounts would be received.

        The actual amounts that would be paid upon a named executive's termination of employment can only be determined at the time of such executive's separation from the company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company's stock price and the executive's age. In addition, in connection with any actual termination of employment, the company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or to alter the terms of benefits described below, as the Committee determines appropriate.

Payments Made Upon Voluntary Termination/Retirement

        As of December 31, 2010, Mr. Boeckmann and Mr. Steuert are the named executives eligible for retirement as defined in the Pension Benefits table on page 47. For those who are eligible for retirement, it is assumed that in the case of voluntary termination, they would elect retirement from the company. Named executives not eligible for retirement would receive no additional compensation upon voluntary termination, other than their Pre-Termination Benefits.

        In the event of the voluntary termination of a named executive who is eligible for retirement as defined in the Pension Benefits table on page 47, in addition to the Pre-Termination Benefits:

  •
  upon proper approval, restrictions will lapse on unvested restricted stock shares granted prior to 2007 and the vesting of unvested options granted prior to 2007 will be accelerated; and

  •
  upon the named executive signing a non-competition agreement, restrictions will lapse on unvested restricted stock shares granted in 2007 and the vesting of unvested options granted in 2007 will be accelerated; and

  •
  upon the named executive signing a non-competition agreement, restrictions will continue to lapse on the dates set forth in the agreements on unvested restricted stock shares and units granted in 2008 and later and the unvested options granted in 2008 and later will continue to vest on the dates set forth in the agreements; and

  •
  upon Committee approval, amounts accrued and vested through the company's supplemental benefit plan will be paid in accordance with the named executive's distribution election.

        Amounts reported in the tables below assume that the above approvals have been obtained and requirements met.

        In addition, for Mr. Steuert, in the event of voluntary retirement, he receives a payment of one year's base salary, as guaranteed in his employment letter.

Payments Made Upon Not for Cause Termination

        In the event of the termination without cause of a named executive, in addition to the Pre-Termination Benefits and, for retirement eligible named executives, the items identified above under the heading "Payments Made Upon Voluntary Termination/Retirement," the named executive will receive a cash severance benefit calculated as two weeks of base pay per year of service, with a minimum severance benefit of eight weeks and a maximum severance benefit of fifty-two weeks. In addition:

  •
  any outstanding retention awards will become immediately vested; and

  •
  upon Committee approval, the named executive may receive any annual incentive award earned during the fiscal year.

        Amounts reported in the tables below assume that the Committee has approved the annual incentive payment, although the Committee retains discretion not to do so.

Payments Made Upon a Termination in Connection with a Change in Control

        In the event of a qualifying termination of a named executive within two (2) years following a Change in Control, in addition to the Pre-Termination Benefits;

  •
  named executives will receive a lump sum cash payment equal to the sum of the named executive's highest annual base salary during the three (3) years immediately preceding termination plus target annual incentive for the year, multiplied by 3.0 in the case of Mr. Boeckmann and 2.0 for other named executives; and

  •
  the named executives will receive the annual incentive earned during the fiscal year in which the termination occurs, prorated through the last full month worked by the named executive during the year of termination; and

  •
  any equity-based compensation awards, other than performance-based equity awards, will become fully vested and exercisable or settled; and

  •
  any performance-based equity awards, to the extent applicable performance criteria are met, shall be earned on a pro rata basis based on the number of full months worked during the performance period; and

  •
  any outstanding retention awards will become immediately vested; and

  •
  any remaining unvested VDI will be paid as earned.

        In addition, any benefits under the supplemental benefit plan will vest if the Committee determines that the named executive has experienced an adverse change in employment condition within thirty-six (36) months after the change in control and such benefits will be paid in accordance with the named executive's distribution election.

        A qualifying termination, generally, is a termination of the named executive without cause or a resignation by the named executive for good reason. "Cause" means the named executive's (i) fraud,

(ii) conviction of a felony, (iii) material failure or refusal to perform his job duties in accordance with company policies or (iv) a material violation of company policy that causes substantial harm to the company or its subsidiaries. "Good reason" includes a material diminution of the named executive's aggregate compensation or his authority, duties or responsibilities (including as a result of a material diminution of the budget over which he retains authority) but may also be triggered by a material breach of any agreement (including the change in control agreement) under which he provides services to the company.

        Payments below assume Committee approval regarding payment of the supplemental benefit plan.

        No gross up for excise taxes, if any, is payable under the change in control agreements. The company will, however, automatically reduce any payments under the agreement to the extent necessary to prevent payments being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.

Payments Made Upon Death or Termination in Connection with Disability

        In the event of death of a named executive or termination of employment of a named executive as a result of total and permanent disability, the payments would be the same as the Payments Made Upon a Termination in Connection with a Change in Control, with the exception of the lump sum cash payment outlined in the first bullet above. In addition, the supplemental benefit plan would pay out:

  •
  in the event of death, the death benefit of the policy for each participant as follows: Mr. Boeckmann, $5,000,000; and Mr. Steuert, $2,000,000; or

  •
  in the event of retirement in connection with disability, and upon reaching age 65, the named executive would receive their benefit as elected. For Mr. Boeckmann, this would be a salary continuation of 120 payments, with a present value as of December 31, 2010 of $2,566,535, and for Mr. Steuert, this would be a lump sum payment with a present value as of December 31, 2010 of $655,552.

        The following tables show the potential payments that would be due each named executive upon a voluntary termination; a termination without cause; a termination in connection with a change in control; and death or termination in connection with disability.

Alan L. Boeckmann Eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	$0	(1)	$1,248,000	(2)	$8,424,000	(3)	$0	(1)
Retention Award	—		—		—		—
Annual Incentive Award	$0	(4)	$1,560,000	(5)	$1,560,000	(6)	$1,560,000	(6)
Supplemental Benefit Plan	$2,566,535	(7)	$2,566,535	(7)	$2,566,535	(7)	$5,000,000	(8)
Long Term Incentive Awards
Stock Options	$11,465,493	(9)	$11,465,493	(9)	$11,465,493	(10)	$11,465,493	(10)
Restricted Stock Shares/Units	$16,579,378	(9)	$16,579,378	(9)	$16,579,378	(10)	$16,579,378	(10)
Value Driver Incentive (VDI)	$0	(11)	$0	(11)	$149,380	(12)	$149,380	(12)

Total Value of Payments	$30,611,406		$33,419,406		$40,744,786		$34,754,251	(8)

David T. Seaton Not eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	$0	(1)	$673,077	(5)	$2,800,000	(3)	$0	(1)
Retention Award	$0		$3,215,469	(13)	$3,215,469	(13)	$3,215,469	(13)
Annual Incentive Award	$0	(4)	$700,000	(8)	$700,000	(6)	$700,000	(6)
Supplemental Benefit Plan	—		—		—		—
Long Term Incentive Awards
Stock Options	$0	(9)	$0	(9)	$2,911,313	(10)	$2,911,313	(10)
Restricted Stock Shares/Units	$0	(9)	$0	(9)	$3,004,162	(10)	$3,004,162	(10)
Value Driver Incentive (VDI)	$0	(11)	$0	(11)	$21,000	(12)	$21,000	(12)

Total Value of Payments	$0		$4,588,546		$12,651,944		$9,851,944

D. Michael Steuert Eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	$791,800	(1)	$1,065,885	(2)	$2,850,600	(3)	$0	(1)
Retention Award	$0		$504,835	(13)	$504,835	(13)	$504,835	(13)
Annual Incentive Award	$0	(4)	$633,500	(5)	$633,500	(6)	$633,500	(6)
Supplemental Benefit Plan	$655,552	(77)	$655,552	(7)	$655,552	(7)	$2,000,000	(8)
Long Term Incentive Awards
Stock Options	$3,394,698	(9)	$3,394,698	(9)	$3,394,698	(10)	$3,394,698	(10)
Restricted Stock Shares/Units	$5,058,023	(9)	$5,058,023	(9)	$5,058,023	(10)	$5,058,023	(10)
Value Driver Incentive (VDI)	$0	(11)	$0	(11)	$46,690	(12)	$46,690	(12)

Total Value of Payments	$9,900,073		$11,312,493		$13,143,898		$11,637,746	(8)

Carlos M. Hernandez Not eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	$0	(1)	$77,692	(2)	$1,767,600	(3)	$0	(1)
Retention Award	—		—		—		—
Annual Incentive Award	$0	(4)	$378,800	(5)	$378,800	(6)	$378,800	(6)
Supplemental Benefit Plan	—		—		—		—
Long Term Incentive Awards
Stock Options	$0	(9)	$0	(9)	$1,511,176	(10)	$1,511,176	(10)
Restricted Stock Shares/Units	$0	(9)	$0	(9)	$1,462,159	(10)	$1,462,159	(10)
Value Driver Incentive (VDI)	$0	(11)	$0	(11)	$21,000	(12)	$21,000	(12)

Total Value of Payments	$0		$456,492		$5,140,735		$3,373,135

Peter W. Oosterveer Not eligible for retirement	Voluntary Termination of Employment/Retirement		Not for Cause Termination of Employment		Termination of Employment in Connection with a Change in Control		Death or Termination due to Disability
Cash Severance Benefit	$0	(1)	$329,619	(2)	$1,428,400	(3)	$0	(1)
Retention Award	$0		$400,000	(13)	$400,000	(13)	$400,000	(13)
Annual Incentive Award	$0	(4)	$306,100	(5)	$306,100	(6)	$306,100	(6)
Supplemental Benefit Plan	—		—		—		—
Long Term Incentive Awards
Stock Options	$0	(9)	$0	(9)	$656,030	(10)	$656,030	(10)
Restricted Stock Shares/Units	$0	(9)	$0	(9)	$712,891	(10)	$712,891	(10)
Value Driver Incentive (VDI)	$0	(11)	$0	(11)	$10,500	(12)	$10,500	(12)

Total Value of Payments	$0		$1,035,719		$3,513,921		$2,085,521

(1)
Severance is not paid in the event of voluntary termination/retirement, death or disability. For Mr. Steuert, in the event of voluntary retirement, his amount reflects a payment of one year's base salary, as provided for in his employment letter.

(2)
The named executive is provided a cash severance benefit of two weeks of base salary per year of service upon a termination without cause. The minimum severance benefit is eight weeks and the maximum is 52 weeks of pay. The severance benefit is paid in a lump sum on termination. This amount includes an additional one year's base salary in the case of Mr. Steuert as guaranteed in his employment letter.

(3)
The named executive is provided a lump sum cash payment equal to the sum of the Executive's highest annual base salary during the three (3) years immediately preceding termination plus target annual incentive for the year, multiplied by 3.0 in the case of Mr. Boeckmann and 2.0 for other named executives.

(4)
The named executive forfeits any portion of the award earned in the year of termination.

(5)
Upon Committee approval, the named executive may receive any annual incentive award earned during the fiscal year. This amount represents the 2010 annual incentive target and assumes Committee approval.

(6)
The named executive will receive an annual incentive payment earned for the current year under the 2008 Executive Performance Incentive Plan, pro rated for whole months worked. This amount represents the 2010 annual incentive target.

(7)
This amount represents the present value of the supplemental benefit plan policy if taken as a salary continuation of 120 payments starting at age 65 for Mr. Boeckmann, and a lump sum form of payment for Mr. Steuert.

(8)
This amount represents the death benefit of the supplemental benefit plan policy as of December 31, 2010. In contrast, upon retirement due to total and permanent disability (i) Mr. Boeckmann would receive his benefit, as elected, as a salary continuation of 120 payments starting at age 65 (with a present value as of December 31, 2010 of $2,566,535) and Mr. Steuert would receive his benefit, as elected, in a lump sump (with a present value as of December 31, 2010 of $655,552); and (ii) the total value of all payments, upon retirement due to total and permanent disability, would be as follows: Mr. Boeckmann, $32,320,786; and Mr. Steuert, $10,293,298.

(9)
For Mr. Boeckmann and Mr. Steuert, who are retirement eligible, this amount represents the value of unvested options, shares and units on December 31, 2010 based on the closing price of the company's common stock on December 31, 2010 ($66.26). In the case of Mr. Seaton, Mr. Hernandez and Mr. Oosterveer pursuant to the terms of the applicable plan(s), they would forfeit any unvested options, shares and units due to being ineligible for retirement.

(10)
This amount represents the value of unvested options, shares and units on December 31, 2010 based on the closing price of the company's common stock on December 31, 2010 ($66.26), which become vested in the event of a qualified termination within two (2) years following a Change in Control; or upon death or a termination due to total and permanent disability.

(11)
Pursuant to the plan, all named executives forfeit any portion of VDI awards that are unvested, even if the performance period has concluded.

(12)
The remaining unvested award is paid out at the Committee-approved performance. This amount represents the Committee-approved rating value of unvested VDI awards as of December 31, 2010.

(13)
Pursuant to the terms of the named executive's retention agreement, restrictions lapse on unvested restricted stock shares or units and unvested cash payments; and any unvested deferred cash portion of the retention award along with any accrued gains or losses will vest. As of December 31, 2010, the values of the unvested restricted stock unit awards, based on the closing price of the company's common stock on December 31, 2010 ($66.26), were as follows: Mr. Seaton, $2,181,809; and Mr. Steuert, $504,835; unvested cash was as follows: Mr. Oosterveer, $400,000; and the unvested deferred cash was as follows: Mr. Seaton, $1,033,660.

DIRECTOR COMPENSATION

        Our compensation philosophy for non-management directors is consistent with the philosophy established for the company's named executives. The compensation program is designed to attract and retain directors with the necessary experience to represent the company's shareholders and to advise the company's executive management. The compensation program is also designed to align the Board of Directors' interests with the interests of shareholders over the long term. The company uses a combination of cash and stock-based awards to compensate non-management directors and targets the 50th percentile of compensation survey data from the companies included in the Compensation Peer Group as well as companies from similar industry segments and general industry. Directors who are employees of the company receive no compensation for their service as directors. In addition to the compensation described below, the non-executive Chairman of the Board will be provided office space and a dedicated assistant.

Cash Compensation Paid to Board Members

        Non-management directors receive an annual cash retainer of $105,000, paid quarterly. This represents an increase of $15,000 above the 2009 annual cash retainer. In addition, the non-executive Chairman of the Board receives an annual cash retainer in the amount of $200,000; Chairs of the Organization and Compensation Committee and Governance Committee receive an annual cash retainer in the amount of $10,000; the Chair of the Audit Committee receives an annual cash retainer in the amount of $15,000; and the Lead Independent Director receives an annual cash retainer in the amount of $30,000.

Stock-Based Compensation Paid to Board Members

        Non-management directors receive an annual grant of restricted stock shares and restricted stock units with a total market value (based on the fair market value of the company's common stock on the New York Stock Exchange on the date of grant) of $105,000 as of the date of the annual meeting of shareholders. This also represents an increase of $15,000 above the value of the 2009 stock grant which was approved in conjunction with the increase in annual cash retainer in order to better align director pay with the 50th percentile of market. Restrictions on the 2010 awards lapse after one year. If a director leaves the Board prior to the vesting, the portion of any award remaining subject to restrictions is forfeited. Restrictions immediately lapse and the stock vests, however, if an award has been held for at least six (6) months and a director attains the age for mandatory retirement (currently 72 years of age), obtains approval for early retirement, dies, becomes permanently and totally disabled or ceases to serve due to a change in control. Non-management directors are required to own shares or share units in an amount equivalent to five times the annual retainer for Board service within five years of joining the Board.

Deferred Compensation Program for Non-Management Directors

        Directors have the option of deferring receipt of directors' fees until their retirement or other termination of status as a director, pursuant to the Deferred Directors' Fees Program. Directors may elect to have deferred amounts valued as if invested either wholly or partially in company stock or one or more of 14 investment funds. The company does not guarantee the rate of return. Directors electing the Fluor Stock Valuation Fund for deferrals and maintaining that election continuously for five years earn a 25% premium on the deferred amount deemed invested in company stock via the Fluor Stock Valuation Fund. All amounts in the deferral accounts are paid in cash based on their distribution elections.

Former Retirement Plan

        In March 2003, a committee of disinterested directors determined that non-management directors who received restricted stock shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The only remaining director who made this election is Mr. Fluor. In lieu of these shares, Mr. Fluor will receive the amount of his accrued retirement benefits at the time of the cancellation of the retirement plan upon his retirement, death or disability. These benefits equal the retainer fees at the time of cancellation multiplied by the number of years he had served prior to the cancellation of the plan. This amount will be paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement.

DIRECTOR SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of the non-management directors in 2010.

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Ilesanmi Adesida	$97,500	$90,029	$27,388	$214,917
Peter K. Barker	$97,500	$90,029	$29,488	$217,017
Rosemary T. Berkery	$75,000	$112,700	$66	$187,766
H. Paulett Eberhart	$75,000	$112,700	$18,816	$206,516
Peter J. Fluor	$137,500	$90,029	$35,488	$263,017
James T. Hackett	$97,500	$90,029	$29,488	$217,017
Kent Kresa	$112,500	$90,029	$26,188	$228,717
Dean R. O'Hare	$107,500	$90,029	$26,613	$224,142
Joseph W. Prueher	$97,500	$90,029	$29,488	$217,017
Nader H. Sultan	$97,500	$90,029	$24,488	$212,017
Peter S. Watson	$22,500	—	$19	$22,519
Suzanne H. Woolsey	$97,500	$90,029	$113	$187,642

(1)
The amounts in column (b) represent fees paid for board retainers, committee chair retainers and lead independent director retainer. The amount for Mr. Watson reflects payment for service through his retirement from the Board on February 5, 2010.

(2)
The amounts in column (c) represent the fair value of the restricted stock share and unit awards granted in 2010. The fair value of these awards is based on the fair market value on the date of grant in accordance with FASB ASC 718, calculated as the closing price of the company's common stock on the New York Stock Exchange on the date of grant. The 2010 annual stock grant made to each director, with the exception of Ms. Berkery and Ms. Eberhart who were not serving at the time of grant, was based on a fair market value of $49.25, with an overall value of $90,029, of which $54,027 was granted in restricted stock shares and $36,002 was granted in restricted stock units. Mses. Berkery and Eberhart received an initial stock grant, effective as of their first day of Board service, June 23, 2010. The initial grant was based on a fair market value of $45.08, with an overall value of $112,700, of which $67,620 was granted in restricted stock shares (1,500 shares) and $45,080 was granted in restricted stock units (1,000 units).

  As of December 31, 2010, the directors held unvested restricted stock shares and unvested restricted stock units as follows:

Name	Restricted Stock Shares	Restricted Stock Units
Ilesanmi Adesida	1,697	1,131
Peter K. Barker	1,697	1,131
Rosemary T. Berkery	1,200	800
H. Paulett Eberhart	1,200	800
Peter J. Fluor	12,677	1,107
James T. Hackett	3,159	1,107
Kent Kresa	1,659	1,107
Dean R. O'Hare	10,119	1,107
Joseph W. Prueher	1,659	1,107
Nader H. Sultan	1,997	1,331
Peter S. Watson	—	—
Suzanne H. Woolsey	1,659	1,107
(3)
The amounts in column (d) may include the following and vary by each director: charitable gift match, company paid premiums on director's life insurance and company contributed premiums on deferred compensation invested into the Fluor Stock Valuation Fund. All Other Compensation is detailed in a separate Director All Other Compensation table below.

(4)
The amounts in column (e) represent the total of columns (b) through (d).

DIRECTOR ALL OTHER COMPENSATION

        The following table and related footnotes describe each component of the All Other Compensation column (d) of the Director Summary Compensation Table for 2010.

(a)	(b)	(c)	(d)
Name	Charitable Gift Match ($)(1)	Company Contributions to Nonqualified Deferred Compensation ($)(2)	Total ($)(3)
Ilesanmi Adesida	$2,900	$24,375	$27,388
Peter K. Barker	$5,000	$24,375	$29,488
Rosemary T. Berkery	—	—	$66
H. Paulett Eberhart	—	$18,750	$18,816
Peter J. Fluor	$1,000	$34,375	$35,488
James T. Hackett	$5,000	$24,375	$29,488
Kent Kresa	$5,000	$21,075	$26,188
Dean R. O'Hare	$5,000	$21,500	$26,613
Joseph W. Prueher	$5,000	$24,375	$29,488
Nader H. Sultan	—	$24,375	$24,488
Peter S. Watson	—	—	$19
Suzanne H. Woolsey	—	—	$113

(1)
The amounts in column (b) represent company-matched charitable contributions (to a maximum of $5,000 per donor, per fiscal year) made to eligible institutions.

(2)
Amounts in column (c) represent a 25% "premium" contribution made by the company in 2010 on deferred director's fees deemed invested in the Fluor Stock Valuation Fund. These amounts are subject to forfeiture if not held for the five year period as described above.

(3)
The amounts in column (d) represent the total of columns (b) through (c) plus premiums of up to $113 paid by the company for each director for non-contributory life insurance benefits.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO
DECLASSIFY THE BOARD OF DIRECTORS

Proposal 4

        Our Board of Directors has unanimously adopted a resolution for approval by our shareholders proposing amendments to our Amended and Restated Certificate of Incorporation (as amended to date, the "Certificate") to phase out the classification of the Board and to provide instead for the annual election of directors, as well as to revise a related provision of the Certificate. The Board's proposal is a result of its ongoing review of our corporate governance principles and also in response to a shareholder proposal.

        If approved by our shareholders, the amendments would first apply to directors standing for election beginning with the 2012 annual meeting. The amendments, even if approved, would not affect directors elected to three-year terms either at this Annual Meeting or previously, each of whom will be entitled to complete the term to which he or she was elected. In addition, Delaware law provides that directors serving on classified boards of directors may be removed only with cause, and the amendments would preserve this standard until a director is elected for an annual term.

        Article Seventh of the Certificate currently provides that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, with the term of office of one class expiring each year and directors in each class being elected to three-year terms. If the proposed amendments are approved by our shareholders, those directors previously elected to three-year terms of office by our shareholders, including those directors elected at this Annual Meeting, will complete their three-year terms, and thereafter they or their successors would be elected to one-year terms at each annual meeting. Beginning at the 2014 annual meeting, the declassification of the Board would be complete, and all directors would be subject to annual election to one-year terms.

        In developing this proposal, the Board (including all members of the Governance Committee) considered the growing sentiment, particularly in the institutional investor community, in favor of annual elections and believes that the Board would continue to be effective in protecting shareholder interests under an annual election system. In this regard, the Board recognizes that many investors and commentators believe that the election of directors is the primary means for shareholders to influence corporate governance policies and hold management accountable for implementing those policies.

        The Board also considered the benefits of classified boards, which foster stability and continuity on the Board, with respect to long-term planning and in the overall business of a company, since a majority of directors would always have prior experience as directors of the company. Moreover, classified boards provide non-management directors with a longer term of office that enhances their independence from management.

        Classified boards also provide a measure of protection against hostile acquisitions and proxy contests because they increase the time necessary to elect directors who constitute a majority of the board, thereby providing the board the time and flexibility necessary to evaluate the adequacy and fairness of any takeover proposal, negotiate on behalf of all shareholders and weigh alternative methods of maximizing shareholder value for all shareholders, without the threat of imminent removal of a majority of Board members. Correspondingly, when boards are not classified, the entire board of directors can be replaced in a single year. As a result, if this proposal is approved and implemented, it would be easier for one or more shareholders holding a large number of shares, whether an existing or long-term shareholder or one that accumulates a large position in or for a short period of time, to replace the entire Board at once.

        While the Board believes it is important to maintain appropriate defenses to inadequate takeover bids, it also is important to retain shareholder confidence by demonstrating that it is accountable to shareholders. The Board also considered that even without a classified board (and without the supermajority voting requirements, which the Board also recommends eliminating), the company has defenses that work together to discourage a would-be acquirer from proceeding with a proposal that undervalues the company and to assist the Board in responding to such proposals. These defenses include other provisions of the company's Certificate and Amended and Restated Bylaws, as well as certain provisions of Delaware corporation law.

        As a result, the Board has considered the matter, adopted resolutions setting forth the proposed amendment to the Certificate, declared such amendment advisable and unanimously resolved to submit such amendment to our shareholders for consideration.

The Declassification Amendment and Related Changes

        If the amendments are approved, Article Seventh of the Certificate would be amended to provide that, commencing with the 2012 annual meeting, the directors will be elected annually for terms expiring at the next succeeding annual meeting.

        In addition, the Board has voted to amend Section 3.05 of our Amended and Restated Bylaws, relating to filling director vacancies, to remove references to the classified board, contingent upon shareholder approval and implementation of the declassification amendment.

        The general description of the proposed amendments to the Certificate set forth above is qualified in its entirety by reference to the text of the proposed amendments, which are attached as Annex A to these proxy materials. Additions to the Certificate are indicated by underlining and deletions to the Certificate are indicated by strike-outs.

        Pursuant to Article Thirteenth of the Certificate, the amendments to the Certificate proposed under this Proposal 4 require the affirmative vote of the holders of at least 80% of all outstanding shares of stock entitled to vote thereon.

        If the proposed amendments are approved, they will become effective upon the filing of a Certificate of Amendment to our Certificate with the Delaware Secretary of State. However, if our shareholders approve these proposed amendments, the Board retains discretion under Delaware law not to implement the proposed amendments. If the Board exercises such discretion, it will publicly disclose that fact and the reason for its determination.

Board Recommendation

        The Board of Directors recommends a vote FOR the amendment of our Certificate of Incorporation to declassify the Board of Directors.

 AMENDMENT OF CERTIFICATE OF INCORPORATION TO REMOVE AND REPLACE SUPERMAJORITY VOTING PROVISIONS

Proposal 5

        Our Board of Directors has unanimously adopted a resolution for approval by our shareholders proposing amendments to our Certificate to remove and replace the supermajority voting requirements.

        Our Certificate currently contains the following supermajority provisions requiring approval of 80% of the outstanding shares of voting stock:

  •
  Article Sixth requires an 80% vote for shareholders to rescind, alter, amend or repeal the company's bylaws;

  •
  Article Twelfth requires an 80% vote to approve a merger or sale transaction with a Related Corporation (defined generally as a greater than 15% shareholder); and

  •
  Article Thirteenth requires an 80% vote to amend, alter or repeal provisions of the Certificate that relate to the voting standard for shareholder amendment of the bylaws, the classified board structure, the prohibition on shareholder action by written consent, the voting standard for transactions with a Related Corporation and the supermajority voting provisions themselves. Article Fourteenth has a cross-reference to the supermajority voting standards under Article Thirteenth.

        Our Amended and Restated Bylaws contain a provision corresponding to Article Sixth requiring an 80% vote for shareholders to rescind, alter, amend or repeal the bylaws.

        The Board's proposal is a result of our ongoing review of our corporate governance principles. After receiving shareholder input including a shareholder proposal and the advice of management and outside advisors, the Board considered the relative weight of the arguments in favor and opposed to supermajority voting requirements.

        The Board recognizes that supermajority voting requirements are intended to protect against self-interested action by large shareholders by requiring broad shareholder support for certain types of transactions or governance changes. The Board also recognizes that corporate governance standards have evolved. Some shareholders and commentators argue that supermajority provisions should be eliminated because they could limit the Board's accountability to shareholders or shareholder participation in corporate governance. The Board notes that while it is important to protect against self-interested action by large shareholders, it is also important to respond to shareholder corporate governance concerns.

        The Board also considered that even without the supermajority voting requirements (and without a classified board, which the Board also recommends eliminating), the company has defenses that work together to discourage a would-be acquirer from proceeding with a proposal that undervalues the company and to assist the Board in responding to such proposals. These defenses include other provisions of the company's Certificate and Amended and Restated Bylaws, as well as certain provisions of Delaware corporation law, including the "fair price" provisions under section 203 of Delaware's General Corporation Law, which requires a 66 2/3% vote to approve certain mergers or business combination transactions with an "interested stockholder," defined as a 15% or greater shareholder. The Board therefore has determined that it is in the best interests of the company and its shareholders to remove and replace the supermajority voting requirements in our Certificate.

        As a result, the Board has considered the matter, adopted resolutions setting forth the proposed amendment to the Certificate, declared such amendment advisable and unanimously resolved to submit such amendment to our shareholders for consideration.

The Amendments and Related Changes

        If the amendments are approved, Article Twelfth and Thirteenth would be deleted, as would the reference to Article Thirteenth appearing in Article Fourteenth. As a result, the provisions addressed in those articles thereafter could be amended by shareholders, if approved and recommended by the Board, upon the vote of a majority of the total voting power of all outstanding shares of stock of the company entitled to vote on the matter, which is the default voting standard for such actions under Delaware law. The remaining Articles of the Certificate would be renumbered. In addition, if the amendments are approved, Article Sixth would be amended to provide that the Amended and Restated Bylaws could be amended by a vote of a majority of the total voting power of all outstanding shares of stock of the company entitled to vote.

        In addition, the Board has voted to amend Section 7.04 of our Amended and Restated Bylaws, relating to the standard for amending the bylaws, to conform to the voting standard proposed under Article Sixth of the Certificate, contingent upon shareholder approval of the supermajority voting amendments.

        The general description of the proposed amendments to the Certificate set forth above is qualified in its entirety by reference to the text of the proposed amendments, which are attached as Annex B to these proxy materials. Additions to the Certificate are indicated by underlining and deletions to the Certificate are indicated by strike-outs.

        Pursuant to the currently effective standard under Article Thirteenth of the Certificate, the amendments to the Certificate proposed under this Proposal 5 require the affirmative vote of the holders of at least 80% of all outstanding shares of stock entitled to vote thereon.

        If the proposed amendments are approved, they will become effective upon the filing of a Certificate of Amendment to our Certificate with the Delaware Secretary of State. However, if our shareholders approve these proposed amendments, the Board retains discretion under Delaware law not to implement the proposed amendments. If the Board exercises such discretion, it will publicly disclose that fact and the reason for its determination.

Board Recommendation

        The Board of Directors recommends a vote FOR the amendment of our Amended and Restated Certificate of Incorporation to remove and replace the supermajority voting provisions.

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Proposal 6

        Consistent with our commitment to good corporate governance, our Audit Committee is asking shareholders to ratify its appointment of Ernst & Young LLP as our independent registered public accounting firm to audit the financial statements of the company for the fiscal year ending on December 31, 2011. In the event the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Fluor and its shareholders.

        A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Other Fees

        The following table presents aggregate fees for professional audit services rendered by Ernst & Young LLP for the audit of the company's annual financial statements for fiscal years 2010 and 2009, and fees billed for other services provided by Ernst & Young LLP for fiscal years 2010 and 2009.

	Fiscal Year Ended (in millions)
	2010	2009
Audit Fees	$6.7	$6.6
Audit-Related Fees(1)	1.1	0.7
Tax Fees(2)	1.4	0.4
All Other Fees	—	—

Total Fees Paid	$9.2	$7.7

(1)
Includes benefit plan audits and accounting and reporting consultations (including financial due diligence).

(2)
Includes approximately $600,000 for tax compliance services (including preparation and filing of expatriate tax returns) and $800,000 for tax consulting services (including support for tax restructuring and tax due diligence).

Audit Committee's Pre-Approval Policy

        The Audit Committee of our Board has policies and procedures for the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm and for the prohibition of certain services from being provided by our independent registered public accounting firm. The company may not engage its independent registered public accounting firm to render any audit or non-audit service unless the service is approved in advance by the Audit Committee pursuant to its pre-approval policies and procedures. For any pre-approval, the Audit Committee confirms that such services are consistent with the rules of the Securities and Exchange Commission on auditor independence.

        On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to Fluor by our independent registered public accounting firm during the fiscal year. Management provides the Audit Committee a quarterly report listing services performed by and fees paid to the independent registered public accounting firm during the current fiscal year. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to Fluor by the independent registered public accounting firm for which the cost is less than $500,000. The Chair must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting, and the Audit Committee approves and ratifies the pre-approved service.

Board Recommendation

        The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its oversight responsibility for the:

  •
  company's accounting, reporting and financial practices, including the integrity of its financial statements;

  •
  company's compliance with legal and regulatory requirements;

  •
  independent registered public accounting firm's qualifications and independence;

  •
  performance of the company's internal audit function and independent registered public accounting firm; and

  •
  preparation of this report.

        In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the company and its independent registered public accounting firm, including making decisions with respect to its appointment or removal, reviewing the scope of its audit services, pre-approving audit engagement fees and non-audit services and evaluating its independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the company's systems of internal and disclosure controls and internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

        The company's management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the company's system of internal controls. The independent registered public accounting firm's responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles.

        As part of its oversight of the company's financial statements, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the company's independent registered public accounting firm, the audited financial statements of the company for the fiscal year ended December 31, 2010. The Audit Committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and an opinion on the company's internal control over financial reporting, such matters as are required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, the independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP the registered public accounting firm's independence from the company and its management, and considered the compatibility of non-audit services with the registered public accounting firm's independence.

        Based on its review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee has also appointed Ernst & Young LLP as the company's independent registered public accounting firm for 2011.

The Audit Committee
Kent Kresa, Chairman Ilesanmi Adesida Peter K. Barker Dean R. O'Hare Nader H. Sultan Suzanne H. Woolsey

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF
EXECUTIVE OFFICERS AND DIRECTORS

        The following table contains information regarding the beneficial ownership of our common stock as of March 1, 2011 by:

  •
  each director and nominee for director;

  •
  each executive officer named in the Summary Compensation Table below; and

  •
  all current directors and executive officers of the company as a group.

        Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Fluor Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)
Class III Directors:
Ilesanmi Adesida	6,064	15,102	*
Peter J. Fluor	77,674	263,246	*
Joseph W. Prueher	10,751	23,442	*
Suzanne H. Woolsey	10,082	11,189	*
Class I Directors:
Peter K. Barker	10,064	18,672	*
Alan L. Boeckmann(4)	554,321	633,026	*
Dean R. O'Hare	26,984	64,368	*
David T. Seaton(5)	98,031	173,470	*
Class II Directors:
Rosemary T. Berkery	1,706	2,952	*
James T. Hackett	16,432	27,124	*
Kent Kresa	13,432	37,226	*
Nader H. Sultan	2,617	7,563	*
Other Named Executives:
Carlos M. Hernandez	48,912	67,202	*
Peter W. Oosterveer	19,894	30,605	*
D. Michael Steuert	138,127	178,056	*
All directors and executive officers as a group (22 persons)	1,328,476	1,951,509.75%

*
owns less than 1% of the outstanding common stock

(1)
The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or vesting of restricted stock units. This number of shares beneficially owned therefore includes all restricted stock, shares held in the company's 401(k) plan, and shares that may be acquired within 60 days pursuant to the exercise of stock options or vesting of restricted stock units. Included in the number of shares beneficially owned by Mr. Boeckmann, Mr. Hernandez, Mr. Oosterveer, Mr. Seaton and Mr. Steuert, and all directors and executive officers as a group, are 321,638, 44,346, 13,525, 75,479, 104,359 and 776,806 shares, respectively, subject to stock options exercisable or restricted stock units vesting within 60 days after March 1, 2011.

(2)
Combines beneficial ownership of shares of our common stock with (i) deferred directors' fees held by certain non-management directors as of March 1, 2011, in an account economically equivalent to our common stock (but payable in cash as described in "Director Compensation" on page 56 of this proxy statement), (ii) restricted stock units held by directors (which are payable in cash upon vesting of tandem restricted stock) and (iii) restricted stock units held by executive officers (which are payable in shares of common stock upon vesting). This column indicates the alignment of the named individuals and group with the interests of the company's shareholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor's common stock. The additional amounts described in clauses (i), (ii) and (iii) of this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

(3)
The percent ownership for each shareholder on March 1, 2011 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 176,562,954 shares (the total number of shares outstanding on March 1, 2011) plus any shares acquirable (including upon exercise of stock options or vesting of restricted stock units) by that person within 60 days after March 1, 2011.

(4)
This individual is also a named executive. Includes 23,582 shares held in a margin account and deemed to be pledged as of March 1, 2011.

(5)
This individual is also a named executive.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table contains information regarding the beneficial ownership of our common stock as of March 1, 2011 by the shareholders our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on March 1, 2011.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Class
FMR LLC and related entities	22,819,412	(1)	12.9%
BlackRock, Inc.	12,672,555	(2)	7.2%

(1)
Based on information contained in Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011 by FMR LLC ("FMR") and Edward C. Johnson 3d ("Mr. Johnson"), wherein they reported the beneficial ownership of 22,819,412 shares. They state that Fidelity Management & Research Company ("Fidelity") is a wholly-owned subsidiary of FMR and is the beneficial owner of 18,144,204 shares as a result of acting as investment advisor to various investment companies; Mr. Johnson and FMR, through its control of Fidelity, and the funds each have sole power to dispose of the 18,144,204 shares but neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' boards of trustees and is carried out by Fidelity. Strategic Advisors, Inc. ("SAI") is a wholly-owned subsidiary of FMR and provides investment advisory services to individuals, and as such, FMR's beneficial ownership includes 934,250 shares beneficially owned through SAI. Pyramis Global Advisors, LLC ("PGA") is an indirect wholly-owned subsidiary of FMR and is the beneficial owner of 537,920 shares as a result of its serving as an investment manager of institutional accounts; Mr. Johnson and FMR each has sole dispositive power and sole power to vote or to direct the voting of the 537,920 shares owned by the accounts or funds advised by PGA. Pyramis Global Advisors Trust Company ("PGATC") is an indirect wholly-owned subsidiary of FMR and is the beneficial owner of 893,353 shares as a result of its serving as investment manager of institutional accounts; Mr. Johnson and FMR each has sole dispositive power over the 893,353shares and sole power to vote or to direct the voting of 842,333 of those shares. Mr. Johnson has sole voting and dispositive power over 17,343 shares. FIL Limited ("FIL") is the beneficial owner of 2,292,342 shares, of which shares FMR disclaims beneficial ownership. The address of FMR, Fidelity and SAI is 82 Devonshire Street, Boston, Massachusetts 02109. The address of PGA and PGATC is 900 Salem Street, Smithfield, Rhode Island 02917. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The company believes that the address of Mr. Johnson is the same as that of FMR.

(2)
Based on information contained in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 4, 2011 by BlackRock, Inc. ("BlackRock"), which indicates that BlackRock has sole voting power and sole dispositive power relative to 12,672,555 shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of Fluor common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. Based solely upon a review of filings with the Securities and Exchange Commission, a review of company records and written representations by our directors and executive officers, the company believes that Mr. Watson, a former director, made one late filing on Form 4 relating to the vesting of his stock upon retirement and Mr. Sultan, a current director, made two late filings on Form 4 relating to his receipt of deferred fees in 2010. In addition, each of Mr. Grimes and Mr. Hopkins made one late filing on Form 4 relating to a vesting of restricted stock in 2010; Mr. Stanski made one late filing on Form 4 relating to a stock award in 2010; and Mr. Smalley made one late filing on Form 4 relating to a transfer of funds into the common stock fund of the company's 401(k) plan in 2010.

OTHER BUSINESS

        The company does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

ADDITIONAL INFORMATION

Expenses of Solicitation and "Householding" of Proxy Materials

        The expense of the proxy solicitation will be paid by the company. Some officers and employees may solicit proxies personally, by telephone or electronically, without additional compensation. Georgeson & Company Inc. has been engaged to assist in the solicitation for which it will receive approximately $14,000, plus reimbursement of reasonable expenses incurred on our behalf. The company also expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the company's common stock.

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of the Notice or certain proxy materials addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. The company and some brokers will be householding the Notice and proxy materials for shareholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding the Notice or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another shareholder and you would prefer to receive a single copy of the Notice or proxy materials instead of multiple copies, please notify Fluor's investor relations department at (469) 398-7220, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039 or, if your shares are held in a brokerage account, your broker. The company promptly will deliver to a shareholder who received one copy of the Notice or proxy materials as the result of householding a separate copy of the Notice or proxy materials upon the shareholder's written or oral request directed to Fluor's investor relations department at (469) 398-7220, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year's Annual Meeting, you should follow the instructions provided in the Notice.

Advance Notice Procedures

        Under the company's Amended and Restated Bylaws, no nominations of directors or other business may be brought before an annual meeting by a shareholder unless written notice is delivered to the company's Secretary (containing certain information specified in the Amended and Restated Bylaws about the shareholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2012 annual meeting, between January 6, 2012 and February 5, 2012. However, in the event that the 2011 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after May 5, 2012 (the first anniversary of the 2011 Annual Meeting), then such notice must be received not earlier than the 120th day and not later than the later of the 90th day prior to the date of the 2012 annual meeting or the 10th day following the day on which public announcement of the date of the 2012 annual meeting is first made by the company. These requirements are separate from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the company's proxy statement. Any notices should be sent to: Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Shareholder Proposals for the 2012 Annual Meeting

        Shareholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2011 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by the company's Secretary no later than November 16, 2011. Any proposals should be sent to: Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

Electronic Voting

        Use of the Internet or telephonic voting procedures described on page 1 of this proxy statement constitutes your authorization of Broadridge Financial Solutions, or in the case of shares held in company retirement plans, the trustee, to deliver a proxy card on your behalf to vote at the Annual Meeting in accordance with your Internet or telephonically communicated instructions.

Electronic Delivery of Our Shareholder Communications

        If you received the Notice or proxy materials by mail, we strongly encourage you to conserve natural resources and reduce your company's printing and processing costs by signing up to receive your shareholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can submit your vote easily online. Electronic delivery can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Your electronic delivery enrollment will be effective until you cancel it. To sign up for electronic delivery, go to http://enroll.icsdelivery.com/fluor. This link is also available in the investor relations section of our website at www.fluor.com. If you have questions about electronic delivery, please call our investor relations department at 469-398-7220.

Annual Report

        Any shareholder who would like a copy of our 2010 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Corporate Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, TX 75039. You may also obtain a copy of the Form 10-K from the investor relations section of our website at www.fluor.com by clicking on "Financial Information" and "SEC Filings."

Carlos M. Hernandez Senior Vice President, Chief Legal Officer and Secretary

March 15, 2011
Irving, Texas

Annex A

Proposed Amendments to Declassify the Board of Directors

        SEVENTH:    (1) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation (the "Board"). Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be fixed from time to time by resolution of the Board.

        (2)    The directors elected at any annual meeting of stockholders prior to the annual meeting of stockholders to be held in 2012~~Board~~ (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article FOURTH hereof (the "Preferred Stock Directors")) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III, and ~~. Class I directors shall initially serve until the 2001 annual meeting of stockholders; Class II directors shall initially serve until the 2002 annual meeting of stockholders; and Class III directors shall initially serve until the 2003 annual meeting of stockholders. Commencing with the annual meeting of stockholders in 2001,~~ directors of each class ~~the term of which shall then expire~~ shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. Notwithstanding the first sentence of this paragraph (2) of Article SEVENTH, at the annual meeting of stockholders to be held in 2012, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders to be held in 2013; at the annual meeting of stockholders to be held in 2013, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders to be held in 2014; and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Directors may not be removed without cause unless and until elected for a term expiring at the next annual meeting of stockholders. ~~In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.~~

        (3)    Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until the ~~next~~ expiration of the term for which the director is elected ~~election of the class for which such director shall have been chosen~~ and until such director's successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

        (4)    During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article FOURTH hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such series of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates or expires pursuant to said

A-1

provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Preferred Stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

A-2

Annex B

Proposed Amendments to Remove and Replace Supermajority Voting Provisions

        SIXTH:    In addition to any other vote required by law, the affirmative vote of the holders of a majority~~not less than 80%~~ of the total voting power of all outstanding shares of ~~voting~~ stock of the Corporation entitled to vote thereon shall be required for the stockholders to amend, alter, repeal or rescind the Bylaws of the Corporation.

        ~~TWELFTH:    In addition to any other vote required by law, the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation shall be required for the approval of any proposal that (1) the Corporation merge or consolidate with any other entity or any affiliate of such other entity if such other entity and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than 15% of the total voting power of all outstanding shares of voting stock of the Corporation (such other entity and any affiliate thereof being herein referred to as a "Related Corporation"), or that (2) the Corporation sell or exchange all or substantially all of its assets or business to or with such Related Corporation, or that (3) the Corporation issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of the Corporation with or into such Related Corporation or any of its affiliates, and to effect such transaction the approval of stockholders of the Corporation is required by law or by any agreement between the Corporation and any national securities exchange; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by resolution of the Board prior to the acquisition of the beneficial ownership or more than 15% of the total voting power of all outstanding shares of voting stock of the Corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction solely between the Corporation and another entity, 50% or more of the voting stock of which is owned by the Corporation. For the purposes hereof, (1) an "affiliate" is any person (including a corporation, partnership, other legal entity, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified; (2) "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise; and (3) in computing the percentage of outstanding voting stock beneficially owned by any person or entity, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law.~~

        ~~THIRTEENTH:    In addition to any other vote required by law, the affirmative vote of the holders of 80% of the total voting power of all outstanding shares of voting stock shall be required to amend, alter or repeal the provisions set forth in this Article THIRTEENTH and in Articles SIXTH (dealing with the amendment, alteration, repeal or rescission of Bylaws by stockholders), SEVENTH (dealing with the classified board), TENTH (dealing with the prohibition against stockholder action without meetings) and TWELFTH (dealing with the 80% vote of stockholders required for certain transactions).~~

        ~~FOURTEEN~~TWELFTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. ~~Notwithstanding the foregoing, the provisions set forth in Articles SIXTH, SEVENTH, TENTH, TWELFTH and THIRTEENTH may not be repealed or amended in any respect unless such repeal or amendment is approved as specified in Article THIRTEENTH.~~

B-1

 Directions to the
Fluor Corporation 2011 Annual Shareholders Meeting

Thursday, May 5, 2011, beginning at 9:00 a.m. Central Daylight Time
Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039

NORTH
121
97
Freeport Parkway
N Belt Line Road
N MacArthur Blvd
Line Road
35E
635
Lyndon B. Johnson Freeway
International Pkwy
114
W Royal Line
John W Carpenter Fwy
Kinwest Pkwy
W Royal Line
Las Colinas Blvd
Riverside Dr
Fluor Dr
Colwell Blvd
W Royal Line
Las Colinas Blvd
Turnpike
President George Bush
Dallas Fort Worth Airport
Airfield Drive
W Walnut Hill Lane
N MacArthur Blvd
Hidden Ridge
348
Stemmons Fwy
W Northwest Hwy
N Oconnor Road
East Las Colinas Blvd
Marsh Lane
W Northwest Hwy
12
Stemmons Fwy
Lemmon Ave
Love Field Airport
161
Northgate Dr
E John W Carpenter Fwy
University of Dallas
482
S Belt Line Road
N Story Road
Cedar Springs Road
183
W Airport Fwy
E Airport Fwy
Regal Row
W Mockingbird Ln
N MacArthur Blvd
Irving Blvd
W Mockingbird Ln
Inwood Road
Stemmons Fwy
Fluor Corporation
6700 Las Colinas Boulevard, Irving, Texas 75039
(469) 398-7000

From DFW Airport:	From Love Field:
Leaving the airport, take the north exit	Leaving the airport, turn right on Mockingbird Ln.
Travel east on TX 114	Travel west on TX 183 to TX 114 W
Take the MacArthur Blvd. exit and turn left	Take the MacArthur Blvd. exit and turn right
Turn right onto Fluor Drive	Turn right onto Fluor Drive
End at Fluor Corporation entrance	End at Fluor Corporation entrance

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0000086411_1 R1.0.0.11699 FLUOR CORPORATION 6700 LAS COLINAS BLVD. IRVING, TX 75039 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 P.M. Eastern Time on May 3, 2011 (benefit plan shares) or 11:59 P.M. Eastern Time on May 4, 2011 (registered shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 5:59 P.M. Eastern Time on May 3, 2011 (for shares allocable to a benefit plan account) or 11:59 P.M. Eastern Time on May 4, 2011 (for registered shares). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors A Peter J. Fluor B Joseph W. Prueher C Suzanne H. Woolsey The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. An advisory vote on the company's executive compensation. The Board of Directors does not have a recommendation for voting on the following proposal: 1 year 2 years 3 years Abstain 3. An advisory vote on the frequency of shareholder advisory votes on the company's executive compensation. The Board of Directors recommends you vote FOR proposals 4, 5 and 6. For Against Abstain 4. The amendment of our Amended and Restated Certificate of Incorporation to declassify the Board of Directors. For Against Abstain 5. The amendment of our Amended and Restated Certificate of Incorporation to remove and replace the supermajority voting provisions. 6. The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011. NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000086411_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . FLUOR CORPORATION Annual Meeting of Shareholders This proxy is solicited by the Board of Directors The undersigned, a shareholder of Fluor Corporation, a Delaware corporation, revoking any proxy previously given, hereby constitutes and appoints C.M. Hernandez and D.M. Steuert, or either of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of common stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Fluor Corporation, on Thursday, May 5, 2011 at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side of this proxy card and upon such other matters as may be properly presented. If you are a shareholder of record, this proxy card when properly executed will be voted as directed by the undersigned shareholder and in accordance with the discretion of the proxies as to any other matters that are properly presented. Unless otherwise directed, this proxy card will be voted FOR the election of the three nominees for director, FOR the approval of the advisory resolution on executive compensation, FOR the amendment of our Amended and Restated Certificate of Incorporation to declassify the Board, FOR the amendment of our Amended and Restated Certificate of Incorporation to remove and replace the supermajority voting provisions, and FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2011. If you are a participant in a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary (the "Company Retirement Plans"), this proxy represents the number of Fluor Corporation shares allocable to that plan account as well as other shares registered in your name. As a participant in and a named fiduciary under the Company Retirement Plans, you have the right to direct the Northern Trust Company, as trustee, how to vote the shares of Fluor Corporation allocated to the plan account as well as a portion of any shares for which no timely voting instructions are received from other participants with respect to Proposals 2-6. If the trustee does not receive voting instructions from you by 5:59 p.m. Eastern Daylight Time on May 3, 2011, the trustee will vote FOR the nominees for Director in Proposal 1 and, with respect to Proposals 2-6, will vote the shares allocated to the plan account in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee's duties. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion. Continued and to be signed on reverse side FLUOR CORPORATION 2011 Annual Meeting of Shareholders May 5, 2011 You are cordially invited to attend the 2011 Annual Meeting of Shareholders which will be held on Thursday, May 5, 2011, beginning at 9:00 a.m. Central Daylight Time, at: Fluor Corporation Headquarters 6700 Las Colinas Blvd. Irving, TX 75039 A map is included on the last page of the proxy statement. ADMITTANCE TICKET This ticket entitles you, the shareholder, to attend the 2011 Annual Meeting. Please bring it with you. Only shareholders will be admitted. We look forward to welcoming you on Thursday, May 5, 2011.